UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Exela Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE
Exela Technologies, Inc. (the “Company”) is filing this definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with the Company’s annual meeting of stockholders for 2024 (the “2024 Annual Meeting”). The Company has not yet held an annual meeting of stockholders for 2023 (the “2023 Annual Meeting”) due to lack of quorum and adjourned such meeting to June 13, 2024 at 10:00 a.m., Central time. As such, the Company is holding a combined 2023 Annual Meeting and 2024 Annual Meeting (together, the “Annual Meeting”). The Company is holding a combined Annual Meeting in order (i) to reduce the Company’s expenses associated with holding two annual meetings in the same fiscal year by conducting the meetings on the same date and (ii) to avoid investor confusion that may result from the mailing of two proxy statements for annual meetings that are being held on the same date.
In addition to the proposals for the 2024 Annual Meeting, namely, (i) the 2024 director election proposal, (ii) an advisory proposal to approve the compensation of executives for the fiscal year ended December 31, 2023, (iii) an advisory proposal to determine the frequency of stockholder votes to approve the compensation of executives, and (iv) the ratification of the Company’s auditors for the fiscal year ended December 31, 2024, this Proxy Statement also includes the following proposals for the 2023 Annual Meeting:
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the 2023 director election proposal;

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an advisory proposal to approve the compensation of executives for the fiscal year ended December 31, 2022;

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a proposal to approve the Exela Technologies, Inc. 2024 Stock Incentive Plan; and

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a proposal to approve the Certificate of Designations of the Company’s Series B Cumulative Convertible Perpetual Preferred Stock to allow the Company, in its sole discretion, to have the ability to (a) pay dividends in shares of Common Stock, (b) pay less than all of the accrued dividends, and (c) pay dividends on any date designated by the Company’s board of directors for the payment of dividends.

The Company is filing this Proxy Statement concurrently with a proxy statement amending and restating the proxy statement for the 2023 Annual Meeting. Other than with respect to this Explanatory Note, the documents are identical.
Stockholders are encouraged to read and consider the Proxy Statement in its entirety.

NOTICE OF COMBINED 2024 AND 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 2024
Exela Technologies, Inc. (“Exela” or the “Company”) cordially invites you to attend its combined 2024 and 2023 annual meeting of stockholders (the “Annual Meeting”). We did not hold an annual meeting last year and as such we are holding a combined 2023 and 2024 annual meeting this year. The Annual Meeting will be conducted virtually at www.virtualshareholdermeeting.com/XELA 2024, at 10:00 a.m., Central Time, on June 13, 2024 for the purpose of:
1.   Electing to the Board of Directors the nominees named in the accompanying Proxy Statement who have been nominated by the Board of Directors to serve as Class A and Class C directors and whose current terms will expire at the Annual Meeting;
2.   Acting upon a proposal to approve, on a non-binding, advisory basis, compensation of the Company’s named executive officers as described in the accompanying Proxy Statement;
3.   Acting on a proposal to approve, on a non-binding, advisory basis, the frequency of future non-binding, advisory votes on compensation paid to the Company’s named executive officers;
4.   Acting upon a proposal to approve the Exela Technologies, Inc. 2024 Stock Incentive Plan;
5.   Acting upon a proposal to approve the Certificate of Designations of the Company’s Series B Cumulative Convertible Perpetual Preferred Stock to allow the Company, in its sole discretion, to have the ability to (a) pay dividends in shares of Common Stock, (b) pay less than all of the accrued dividends, and (c) pay dividends on any date designated by the Company’s board of directors for the payment of dividends;
6.   Acting a proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024; and
7.   Acting upon a proposal to approve one or more adjournments of the Annual Meeting, if necessary or appropriate, if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve Proposal No. 5.
The 2023 annual meeting, which had a record date of October 9, 2023 (the “2023 Meeting”), was previously adjourned to June 13, 2024 from its originally scheduled date due to the Company’s inability to achieve a quorum. As a result of the length of time between the original meeting date for the 2023 Meeting and the date of the adjourned 2023 Meeting, the Board of Directors has fixed the close of business on April 17, 2024 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the 2023 Meeting, as well as the annual meeting for 2024, which will be held concurrently on June 13, 2024. The Board of Directors unanimously recommends that stockholders vote their shares in favor of the election of the Class A and Class C nominees, and in favor of Proposals 2, 3, 4, 5, 6 and 7.
This Notice and accompanying Proxy Statement and proxy or voting instruction card will be first mailed to you and to other stockholders of record commencing on or about April 29, 2024. All stockholders are cordially invited to attend the Annual Meeting. The Annual Meeting will be held in a virtual meeting format so as many stockholders as possible can participate. Whether or not you plan to attend the Annual Meeting, I hope that you will vote as soon as possible. Please review the instructions on the proxy or voting instruction card regarding your voting options.

If you have any questions regarding the accompanying proxy statement or how to vote your shares, you may contact Advantage Proxy, Inc., our proxy solicitor, at (toll-free) 866-894-0536 or email: ksmith@advantageproxy.com.
By Order of the Board of Directors
Par Chadha
Executive Chairman
April 29, 2024

i

Exela Technologies, Inc.
2701 E. Grauwyler Road
Irving, Texas 75061
PROXY STATEMENT
Questions and Answers About the Annual Meeting and Voting
Why did I receive this Proxy Statement?
We have sent you this Notice of Annual Meeting and Proxy Statement and proxy or voting instruction card because the Board of Directors (the “Board of Directors” or the “Board”) of Exela Technologies, Inc. (“Exela” or the “Company,” “we” and “us”) is soliciting your proxy to vote at our combined 2024 and 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 13, 2024. This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about us.
Who is entitled to vote?
You may vote on each matter properly submitted for stockholder action at the Annual Meeting if you were the record holder of our common stock, par value $0.0001 per share (“Common Stock”), or the record holder of our Tandem Preferred Stock, par value $0.0001 per share (the “Tandem Preferred Stock”), which trades with our 6.00% Series B Cumulative Convertible Perpetual Preferred Stock (“Series B Preferred Stock”) and entitles the holder thereof to 1 vote per 200 shares of Tandem Preferred Stock, as of the close of business on April 17, 2024 (the “Record Date”). The Tandem Preferred Stock functionally provides voting rights for holders of Series B Preferred Stock. The holders of the Tandem Preferred Stock vote with the holders of the Common Stock as a single class on all matters submitted to a vote of the stockholders of the Company. The holders of Series B Preferred Stock (excluding shares held by the Company’s Affiliates, as defined in the Series B Certificate of Designations (as defined below)), voting as a separate class, have the right to cast one (1) vote per share of Series B Preferred Stock in connection with Proposal 5 and will vote at the Annual Meeting through the Tandem Preferred Stock on a one vote per share basis. Additionally, record holders of our Special Voting Preferred Stock, par value $0.0001 per share (the “Special Voting Stock”), as of the close of business on April 17, 2024 may vote on Proposal 5 (the Amendment to Series B Certificate of Designations Proposal) along with the holders of Common Stock and Tandem Preferred Stock. On April 17, 2024, there were 6,365,351 shares of our Common Stock, 3,029,900 shares of our Tandem Preferred Stock, and 1,000,000 shares of our Special Voting Stock outstanding and entitled to vote at the Annual Meeting.
What am I voting on?
You will be voting on the following:
Proposal 1:   To elect to the Board of Directors the nominees named in this Proxy Statement who have been nominated by the Board of Directors to serve as Class A and Class C directors and whose current terms will expire at the Annual Meeting;
Proposal 2:   To approve, on a non-binding, advisory basis, compensation of the Company’s named executive officers as described in this Proxy Statement;
Proposal 3:   To approve, on a non-binding, advisory basis, the frequency of future non-binding, advisory votes on compensation paid to the Company’s named executive officers; and
Proposal 4:   To approve the Exela Technologies, Inc. 2024 Stock Incentive Plan;
Proposal 5:   To approve an amendment to the Certificate of Designations of the Company’s Series B Cumulative Convertible Perpetual Preferred Stock to allow the Company, in its sole discretion, to have the ability to (a) pay dividends in shares of Common Stock, (b) pay less than all of the accrued dividends, and (c) pay dividends on any date designated by the Company’s board of directors for the payment of dividends;
Proposal 6:   To approve the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024; and

Proposal 7:   To approve one or more adjournments of the Annual Meeting, if necessary or appropriate, if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve Proposal No. 5 (the “Adjournment Proposal”).
How many votes do I have?
Common Stock.   Each share of our Common Stock that you own entitles you to one vote on each matter properly submitted for stockholder action at the Annual Meeting.
Tandem Preferred Stock.   Each share of our Tandem Preferred Stock that you own entitles you to 1 vote per 200 shares of Tandem Preferred Stock.   The Tandem Preferred Stock functionally provides voting rights for holders of Series B Preferred Stock. The holders of the Tandem Preferred Stock vote with the holders of the Common Stock as a single class on all matters submitted to a vote of the stockholders of the Company.
Series B Preferred Stock.   The holders of Series B Preferred Stock (excluding shares held by Affiliates), voting as a separate class, have the right to cast one (1) vote per share of Series B Preferred Stock in connection with Proposal 5 and will vote at the Annual Meeting through the Tandem Preferred Stock on a one vote per share basis.
Special Voting Stock.   The holder of record of our Special Voting Stock has the right to vote only on Proposal 5 (the Amendment to Series B Certificate of Designations Proposal), and is entitled to 20,000 votes per share of Special Voting Stock outstanding as of the Record Date. The Special Voting Stock will vote with the holders of Common Stock on Proposal 5 (the Amendment to Series B Certificate of Designations Proposal) as a single class. The Special Voting Stock will not be entitled to vote on any other matter submitted to the Company’s stockholders. Promptly following the conclusion of the meeting at which Proposal 5 (the Amendment to Series B Certificate of Designations Proposal) will be voted upon, all of the outstanding shares of Special Voting Stock will be redeemed for its par value of $100.
The holder of the Special Voting Stock, GP-HGM LLC, has entered into a voting agreement, providing that it will vote all shares of Special Voting Stock on Proposal 5 (the Amendment to Series B Certificate of Designations Proposal) in the same proportion as the votes cast on Proposal 5 (the Amendment to Series B Certificate of Designations Proposal) by the holders of Common Stock and Tandem Preferred Stock (excluding abstentions and, if applicable, broker non-votes). By way of example, if holders of 40% in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock attend the meeting and, of that 40%, holders of 80% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote in favor of Proposal 5, and holders of 20% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote against Proposal 5, then the holder of the Special Voting Stock will cause 80% of the voting power of the outstanding shares of Special Voting Stock to be voted in favor of Proposal 5 and 20% of the voting power of the outstanding shares of Special Voting Stock to be voted against Proposal 5. By way of further example, if holders of 40% in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock attend the meeting and, of that 40%, holders of 70% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote in favor of Proposal 5, and holders of 30% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote against Proposal 5, then the holder of the Special Voting Stock will cause 70% of the voting power of the outstanding shares of Special Voting Stock to be voted in favor of Proposal 5 and 30% of the voting power of the outstanding shares of Special Voting Stock to be voted against Proposal 5.
Why is the Company seeking approval of the Exela Technologies, Inc. 2024 Stock Incentive Plan?
We believe that approval of the Exela Technologies Inc. 2024 Stock Incentive Plan (the “2024 Plan”) is essential to our continued success. Under the 2024 Plan, we will be authorized to issue up to 500,000 shares of Common Stock. Our Board believes that equity compensation of the type available for grant under the 2024 Plan, a stock-based incentive plan, furthers our goal of creating long-term value for our stockholders by fostering an ownership culture that encourages a focus on long-term performance, retention, and stockholder value-creation, and exposes participants to economic diminishment if our share performance lags. In addition, if the 2024 Plan is not approved, we will need to grant cash-based or other awards in order to remain competitive; these awards may not align the interests of our key employees and non-employee directors as closely with those of our stockholders as equity awards. Furthermore, the use of cash resources to deliver competitive pay would divert cash from use in running other aspects of our business and investing in future product development. Finally, if the 2024 Plan is not approved, we would be at a significant disadvantage relative to our competitors for attracting, motivating, rewarding and retaining the high caliber individuals critical to our growth and profitability as we would not be able to offer equity, with its upside potential.
What is the purpose of the Special Voting Stock?
In order for the Amendment to Series B Certificate of Designations Proposal to be adopted, it must be approved by (i) the holders of a majority in voting power of the outstanding shares of capital stock entitled to vote thereon and (ii) the holders of a majority of the outstanding shares of our Series B Preferred Stock voting as a single class through the Tandem Preferred Stock on a one (1) vote per share basis, excluding shares held by “Affiliates” of the Company. “Affiliates” is defined in the Certificate of Designations, Preferences, Rights and Limitations of the Series B Preferred Stock (the “Series B Certificate of Designations”) to have the meaning ascribed to it under Rule 144 of the Securities Act of 1933, as amended, as in effect on the date the Series B Certificate of Designations became effective.
The Board of Directors is concerned that while the holders of the Company’s Common Stock and Tandem Preferred Stock may favor the Amendment to Series B Certificate of Designations Proposal, the Company will not be able to obtain the vote of the holders of a majority in voting power of the outstanding Common Stock and Tandem Preferred Stock, voting together as a single class, in favor of Proposal 5. This concern is based on the widely dispersed stock holdings of the Company’s stockholders, and the Company’s recent annual meetings of stockholders. In connection with the Company’s 2021 annual meeting, for example, the Company had difficulty obtaining a quorum of shares, which at the time required a majority of the outstanding shares of Common Stock. As a result, the Company postponed the meeting in order to amend its Bylaws to reduce the quorum requirement and to solicit additional proxies.
The Company created the Special Voting Stock and entered into the voting agreement with the holder thereof, GP-HGM LLC, for the sole purpose of ensuring that if holders of a majority in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock attending the Annual Meeting vote in favor of Proposal 5 (the Amendment to Series B Certificate of Designations Proposal), that the Amendment to Series B Certificate of Designations Proposal will be approved under Delaware law, enabling the Company to effectuate the Amendment to Series B Certificate of Designations. The Special Voting Stock will not otherwise affect the ownership of, and voting rights in, the Company, and will be redeemed following the Annual Meeting.
How do I vote?
If you are a holder of record of the Common Stock as of April 17, 2024, you may vote online at the Annual Meeting or by submitting a proxy for the Annual Meeting. Whether or not you plan to attend the Annual Meeting online, we urge you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the Annual Meeting and vote online if you have already voted by proxy.
If your Exela shares are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting online. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What if I return my proxy or voting instruction card but do not mark it to show how I am voting?
Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If no direction is indicated, your shares will be voted “FOR” the election of the Class A and Class C nominees and “FOR” Proposals 2, 3, 4, 5, 6 and 7.

May I change my vote after I return my proxy or voting instruction card?
You may change your vote at any time before your shares are voted at the Annual Meeting in one of three ways:
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Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

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Submit another proxy by mail, telephone or the Internet (or voting instruction card if you hold your shares in street name) with a later date; or

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Vote virtually at the Annual Meeting.

What does it mean if I receive more than one proxy or voting instruction card?
It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares using all of your proxy or voting instruction cards.
What constitutes a quorum?
The presence, virtually, or by proxy duly authorized, of the holders of both (a) one-third of the voting power of the outstanding Common Stock and Tandem Preferred stock entitled to vote and (b) one-third of the voting power of the outstanding capital stock entitled to vote. If, however, such quorum shall not be present or represented, the chairperson for the meeting or the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote, present virtually or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Abstentions and “broker non-votes” are counted as shares “present” at the meeting for purposes of determining whether a quorum exists. A “broker non-vote” occurs when shares held of record by a bank, broker or other holder of record for a beneficial owner are deemed present at the meeting for purposes of a quorum but are not voted on a particular proposal because that record holder does not have discretionary voting power for that particular matter under the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”) and has not received voting instructions from the beneficial owner.
What vote is required in order to approve Proposals 1, 4, 5, 6 and 7?
Proposal 1 (Election of Directors):   The nominees named in this Proxy Statement who have been nominated by the Board of Directors to serve as Class A and Class C directors will be elected to the Class A and Class C directorships by a plurality in voting power of the outstanding shares of our Common Stock and Tandem Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the nominees with the most votes cast in their favor will be elected to the Class A and Class C directorships. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld. If you do not want to vote your shares for a nominee, you may indicate that in the space provided on the proxy card or the voting instruction card or withhold authority as prompted during telephone or Internet voting. In the unanticipated event that a director nominee is unable or declines to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors to replace the nominee, or the Board may choose to reduce the number of directors.
Proposal 4 (Approval of the Exela Technologies, Inc. 2024 Stock Incentive Plan):   This proposal requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our Common Stock and Tandem Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 4. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of this proposal.
Proposal 5 (the Amendment to Series B Certificate of Designations Proposal):   This proposal requires the affirmative vote of (i) holders of a majority in voting power of the outstanding shares of Common Stock, Tandem Preferred Stock, and Special Voting Stock entitled to vote thereon, voting together as a single class and (ii) holders of a majority of the outstanding shares of Series B Preferred Stock, excluding shares held by “Affiliates” (as defined in the Series B Certificate of Designations) of the Company. The holders of Common Stock have the right to cast one (1) vote per share of Common Stock on this proposal. The holders of Tandem

Preferred Stock have the right to cast one (1) vote per 200 shares of Tandem Preferred Stock on this proposal. The holders of Series B Preferred Stock (excluding shares held by Affiliates), voting as a separate class, have the right to cast one (1) vote per share of Series B Preferred Stock in connection with Proposal 5 and will vote at the Annual Meeting through the Tandem Preferred Stock on a one vote per share basis. The holder of the Special Voting Stock has the right to cast 20,000 votes per share of Special Voting Stock on this proposal. The holder of the Special Voting Stock, GP-HGM LLC, has entered into a voting agreement, providing that it will vote all shares of Special Voting Stock on Proposal 5 (the Amendment to Series B Certificate of Designations Proposal) in the same proportion as the votes cast on Proposal 5 (the Amendment to Series B Certificate of Designations Proposal) by the holders of Common Stock and Tandem Preferred Stock (excluding abstentions and, if applicable, broker non-votes). By way of example, if holders of 40% in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock, voting together as a single class, attend the meeting and, of that 40%, holders of 70% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote in favor of Proposal 5, and holders of 30% in voting power of the shares of Common Stock and Tandem Preferred Stock, voting together as a single class, present vote against Proposal 5, then the holder of the Special Voting Stock will cause 70% of the voting power of the outstanding shares of Special Voting Stock to be voted in favor of Proposal 5 and 30% of the voting power of the outstanding shares of the Special Voting Stock to be voted against Proposal 5. The Special Voting Stock and the related voting agreement mean that the Amendment to Series B Certificate of Designations Proposal could be approved if a majority in voting power of the shares of Common Stock and Tandem Preferred Stock, voting together as a single class, voting at the Annual Meeting vote in favor of the Amendment to Series B Certificate of Designations Proposal, even if less than a majority in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock, voting together as a single class, vote in favor of the Amendment to Series B Certificate of Designations Proposal. Because the affirmative vote of (i) holders of a majority of the voting power of the outstanding shares of Common Stock, Tandem Preferred Stock and Special Voting Stock entitled to vote thereon, voting together as a single class, and (ii) holders of a majority of the outstanding shares of Series B Preferred Stock voting as a single class, excluding shares held by “Affiliates” (as defined in the Series B Certificate of Designations) of the Company, is required for this proposal (holders of the Series B Preferred Stock will vote at the Annual Meeting through the Tandem Preferred Stock on a one vote per share basis), abstentions and broker non-votes, if any, will have the same effect as votes against this proposal.
Proposal 6 (the Auditor Ratification Proposal):   This proposal requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our Common Stock and Tandem Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 6. Abstentions will have the effect of votes against the proposal. Broker non-votes are not expected to occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on this proposal under stock exchange rules without specific instructions from the beneficial owner of such shares.
Proposal 7 (Adjournment):   This proposal requires the affirmative vote of the holders of a majority in voting power of the shares of our Common Stock and Tandem Preferred Stock, voting together as a single class, represented and entitled to vote on Proposal 7. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of the proposal.
What is the standard for approving the non-binding, advisory proposals (Proposal 2 and 3)?
Proposal 2 (Advisory Vote on Compensation Paid to Named Executive Officers):   This proposal requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our Common Stock and Tandem Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of the proposal. The results of this vote are not binding on the Board, whether or not it is adopted by the aforementioned voting standard. In evaluating the vote on this advisory resolution, the Board will consider the voting results in their entirety.
Proposal 3 (Advisory Vote on Frequency of Future Advisory Votes on Compensation Paid to Named Executive Officers):   The voting frequency (every year, every two years or every three years), if any, that receives the affirmative vote of the holders of a majority of the voting power of our outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 3 will be the option adopted by the stockholders, in accordance with the Company’s Bylaws. Abstentions will have the same effect as a vote against each of the voting options. “Broker non-votes,” if any, will have no effect on the outcome of the advisory vote. The results of this vote are not binding on the Board, whether or not it is adopted by the aforementioned voting standard. The Board will, however, consider the voting results, along with other relevant factors, in determining the frequency of future advisory votes on compensation paid to our named executive officers.
May my broker vote my shares?
Brokers holding shares of record in “street name” for a client have the discretionary authority to vote on certain matters if they do not receive instructions from the client regarding how the client wants the shares voted in the time period specified in the proxy statement. There are also some matters with respect to which brokers do not have discretionary authority to vote if they do not receive timely instructions from the client; those matters include a list specified list of matters in the applicable rules and contested matters.
The proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024 (Proposal 6), the Company believes, is a matter upon which brokers will be permitted to vote in their discretion on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Annual Meeting.
How will voting on any other business be conducted?
In accordance with our Bylaws, no business (other than the election of the Class A and Class C nominees and Proposals 2, 3, 4, 5, 6 and 7) may be brought before the Annual Meeting, or any adjournment or postponement thereof, unless such business is brought by or at the direction of the Board or a committee of the Board.
We do not know of any business or proposals to be considered at the Annual Meeting other than those set forth in this Proxy Statement. If any other business were somehow properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter in their sole discretion.
Who will count the votes?
A representative from Broadridge Financial Solutions, Inc. will act as the inspector of election and will tabulate the votes.
Whom should I contact with other questions?
If you have additional questions about this proxy statement or the Annual Meeting, or if you would like additional copies of this proxy statement, please contact: Advantage Proxy, Inc., our proxy solicitor, at (toll-free) 866-894-0536 or email: ksmith@advantageproxy.com.
How do I attend the Annual Meeting?
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/XELA 2024 you must have your control number available and follow the instructions found on your proxy card or voting instruction form. Only record holders of shares of Common Stock, Tandem Preferred Stock and Special Voting Stock may vote during the Annual Meeting by following the instructions available on the Annual Meeting website during the Annual Meeting. Please allow sufficient time before the Annual Meeting to complete the online check-in process. Your vote is very important.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 13, 2024
This Proxy Statement, a form of proxy and Exela’s Annual Reports on Form 10-K for the years ended December 31, 2023 and December 31, 2022, as amended, are available at: www.exelatech.com and at www.proxyvote.com.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Company has three classes of directors serving staggered three-year terms, with each of Class A consisting of three directorships, and Class B and Class C consisting of two directorships. The terms of the Class A, B and C directorships expire on the date of the Annual Meeting for 2024, 2025, and 2023, respectively.
Name	Age	Class	Positions and Offices Held With the Company
Sharon Chadha	69	A	Director
J. Coley Clark	78	A	Director
Ronald C. Cogburn	68	A	Director
Marc A. Beilinson	65	B	Director
James G. Reynolds	55	B	Director
Martin P. Akins	57	C	Director
Par S. Chadha	69	C	Director, Executive Chairman
At the Annual Meeting, stockholders will be asked to elect the nominees named in this Proxy Statement who have been nominated by the Board of Directors to serve as Class A and Class C directors and whose current terms will expire at the Annual Meeting. Ms. Sharon Chadha, Mr. J. Coley Clark and Mr. Ronald C. Cogburn, each of whom is a current Class A director, are the nominees to serve as Class A directors for a new three-year term. Mr. Martin P. Akins and Mr. Par S. Chadha, each of whom is a current Class C director, are the nominees to serve as Class C directors for a new three-year term. Each nominee, if elected, will serve for a term of three years and will remain in office until a qualified successor director has been elected or until he resigns or is removed from the Board. Class A and Class C directors will be elected by plurality in voting power of the outstanding shares of our Common Stock and Tandem Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES.
2024 and 2023 Nominees for Election to the Board of Directors
The following are brief biographical sketches of each of our nominees, including their experience, qualifications, attributes and skills, which, taken as a whole, have enabled the Board to conclude that each nominee should, in light of the Company’s business and structure, serve as a director of the Company.
Nominees for Class A Directorship — Term Expiring at Annual Meeting for 2024
Sharon Chadha
Age: 69
Director Since: October 2021
Business Experience:   Sharon Chadha is the co-founder of Rule14 LLC, an artificial intelligence led automation company, a leading big data-mining company which offers a suite of solutions and services powered by predictive analytics, and has led that company since 2011. Mrs. Chadha has been involved in technology companies throughout her career as a founder, investor, and c-level officer. Mrs. Chadha has invested in and built technology companies by providing vision, setting expectations and accountability standards, and motivating and mentoring employees to balance the needs of employees and stakeholders to achieve investment goals. She holds fourteen key patents in Real Time Adaptive machines in artificial intelligence along with Mr. Chadha and Dr. Xin Cheng. She has published various articles and a book on the topic of international security. Mrs. Chadha is the wife of Par Chadha, our Executive Chairman and a director. Mrs. Chadha holds a B.S. in Mathematics from the Massachusetts Institute of Technology. We believe that Mrs. Chadha’s significant experience in the technology industry makes her well-qualified to serve as a director of Exela.

J. Coley Clark
Age: 78
Director Since: December 2019
Business Experience:   J. Coley Clark is the retired Chief Executive Officer and Chairman of the board of BancTec, Inc., a global provider of document and payment processing solutions, and former member of the board of directors of Moneygram International, Inc. At BancTec, Inc., Mr. Clark was Co-Chairman of the board from 2014 to December 2016, and Chairman of the board and Chief Executive Officer from September 2004 to 2014. In 2004, Mr. Clark retired from Electronic Data Systems Corporation, or EDS, an outsourcing services company that was acquired by Hewlett-Packard in 2008, as Senior Vice President and head of the Financial and Transportation Industry Group. Mr. Clark joined EDS in 1971 in the Systems Engineering Development Program and progressed through a variety of technical, sales and management roles related to the financial and insurance industries. Prior to his time at EDS, Mr. Clark served three years in the U.S. Army, attaining the rank of Captain, and served as a company commander in Europe and Southeast Asia. Mr. Clark received a Bachelor of Arts in Sociology from the University of Texas. We believe that Mr. Clark’s significant, diversified business experience in Exela’s industry makes him well-qualified to serve as a director of Exela.
Ronald C. Cogburn
Age: 68
Director Since: July 2017
Business Experience:   Mr. Cogburn was our Chief Executive Officer from July 12, 2017 until May 15, 2022. He served as Chief Executive Officer of SourceHOV from 2013 until the closing of the Novitex Business Combination. Mr. Cogburn has been part of companies that were predecessors to SourceHOV since 1993, bringing over 30 years of diversified experience in executive management, construction claims consulting, litigation support, program management project management, cost estimating, damages assessment and general building construction. Mr. Cogburn has also been a principal of HandsOn Global Management (“HGM”) since 2003 through 2020. Prior to his role as Chief Executive Officer of SourceHOV, Mr. Cogburn was SourceHOV’s President, KPO from March 2011 to July 2013. Prior to this role, Mr. Cogburn was the President of HOV Services, LLC from January 2005 to September 2007, providing executive leadership during the company’s growth to its IPO on the India Stock Exchange in September 2006. Mr. Cogburn holds a BSCE in Structural Design/Construction Management from Texas A&M University and is a registered Professional Engineer. We believe that Mr. Cogburn’s significant, diversified business experience as one of our leaders and in Exela’s industry makes him well-qualified to serve as a director of Exela.
Nominees for Class C Directorship — Term Expiring at Annual Meeting for 2023
Martin P. Akins
Age: 57
Director since July 2019
Business Experience:   Mr. Akins most recently worked at publicly traded Express Scripts Holding Company, a Fortune 25 company and the largest independent pharmacy benefit management company in the United States. In December of 2018, the Company merged with Cigna. As Senior Vice President and General Counsel, at Express Scripts Holding Company he served as the chief legal advisor and was also a member of Express Scripts’ senior executive team where he advised the CEO and outlined strategy to the board of directors. He was at Express Scripts Holding Company from 2001 through 2019, serving in various legal capacities including Vice President, Deputy General Counsel and Associate General Counsel. Prior to his time at Express Scripts, Mr. Akins was with the Polsinelli law firm. Mr. Akins began his legal career with the firm Thompson Coburn LLP. He received his Juris Doctorate from the University of Illinois College of Law. We believe that Mr. Akins’ significant, strategic, legal, regulatory and governance experience, make him well- qualified to serve as a director of Exela.

Par S. Chadha
Age: 69
Director since July 2017
Business Experience:   Mr. Chadha is our Executive Chairman and is the founder, Chief Executive Officer and Chief Investment Officer of HGM, a family office, formed in 2001. Mr. Chadha brings over 46 years of experience in building businesses in the Americas, Europe and Asia, including execution of mergers and acquisitions, integration of businesses and public offerings. Mr. Chadha served as our Chairman from the Closing of the Business Combination and most recently became Executive Chairman in September 2021. He also served as Chairman of SourceHOV Holdings, Inc. from 2011 to July 2017 when it was acquired by Exela, and was Chairman of Lason Inc. from 2007 to 2011 until its merger with SourceCorp, a predecessor company of SourceHOV. Mr. Chadha is a Director and Chairman of HOV Services Limited (NSE:HOVS), a company listed on the National Stock exchange of India, since 2005, and served as its Chairman from 2009 to 2011. Mr. Chadha is co-founder of Rule 14, LLC, an artificial intelligence led automation company formed in 2011. During his career, Mr. Chadha has been a cofounder of technology companies in the fields of metro optical networks, systems-on-silicon, and communications. Mr. Chadha previously participated in director and executive roles in portfolio companies of HGM, and currently holds and manages investments in evolving financial technology, health technology and AI industries. Mr. Chadha is the husband of Sharon Chadha, a director. Mr. Chadha holds a B.S. degree in Electrical Engineering from the Punjab Engineering College, India.
Continuing Members of the Board of Directors
The following are brief biographical sketches of each of our directors who are not subject to election at the Annual Meeting, including their experience, qualifications, attributes and skills, which, taken as a whole, have enabled the Board to conclude that each such director should, in light of the Company’s business and structure, serve as a director of the Company.
Class B Directors — Term Expiring at Annual Meeting for 2025
Marc A. Beilinson
Age: 65
Director since April 2020
Business Experience:    Marc Beilinson has served as a director of Athene Annuity, a global annuity company, since 2013. Mr. Beilinson has been serving on the boards of directors of Apollo Global Management, Inc. and Playtika Holding Corp, since January 2022 and June 2020, respectively. Mr. Beilinson has previously served on the boards of directors and audit committees of a number of public and privately held companies, including Westinghouse Electric, Caesars Acquisition Company, Wyndham International, Inc., Apollo Commercial Real Estate Finance, Inc., Innkeepers USA Trust, Gastar Inc., American Tire, Kingfisher Midstream LLC and Monitronics. Since August 2011, Mr. Beilinson has been the Managing Partner of Beilinson Advisory Group, a financial restructuring and hospitality advisory group that specializes in assisting distressed companies. Mr. Beilinson served as Chief Restructuring Officer of Newbury Common Associates LLC (and certain affiliates) from December 2016 to June 2017. Mr. Beilinson previously served as Chief Restructuring Officer of Fisker Automotive from November 2013 to August 2014 and as Chief Restructuring Officer and Chief Executive Officer of Eagle Hospitality Properties Trust, Inc. from August 2011 to December 2014 and Innkeepers USA Trust from November 2008 to March 2012. Mr. Beilinson oversaw the Chapter 11 reorganization of Innkeepers USA, Fisker Automotive and Newbury Common Associates in his interim management roles as the Chief Restructuring Officer of those companies. Mr. Beilinson graduated from UCLA, magna cum laude. We believe Mr. Beilinson’s extensive experience resulting from over thirty years of service to the boards of both public and private companies, and his deep knowledge of legal and compliance issues, including the Sarbanes-Oxley Act of 2002, makes him well-qualified to serve as a director of Exela.

James G. Reynolds
Age: 55
Director since July 2017
Business Experience:   Mr. Reynolds was our Chief Financial Officer from the closing of the business combination among Exela, SourceHOV Holdings, Inc. (“SourceHOV”), and Novitex Holdings, Inc. (“Novitex”) on July 12, 2017, which resulted in SourceHOV and Novitex becoming our wholly owned subsidiaries (the “Novitex Business Combination”) until May 2020. Mr. Reynolds served as Co-Chairman and Audit Committee Chairman of SourceHOV from 2014 until the closing of the Novitex Business Combination in 2017. In addition, until 2020, Mr. Reynolds was the Chief Operating Officer and a Partner at HGM, bringing over 25 years of industry experience to the team. Prior to HGM Mr. Reynolds held numerous executive management or senior advisory positions at SourceHOV and its related subsidiaries and predecessor companies, including serving as Chief Financial Officer for HOV Services, LLC from 2007 to 2011 and Vice President and Corporate Controller for Lason from 2001 to 2006. Mr. Reynolds was a Senior Manager in the Business Advisory Services Practice at PricewaterhouseCoopers from 1990 to 2001. Mr. Reynolds is a C.P.A. and holds a B.S. in Accounting from Michigan State University. We believe that Mr. Reynold’s significant industry and management experience make him well-qualified to serve as a director of the Company.
Additional Information Concerning the Board of Directors of the Company
During the 2023 and 2022 calendar years, the Board of Directors held 10 and 8 meetings, respectively. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held while such person was a member of the Board of Directors or of the committees of the Board of which he or she was a member during such person’s tenure. We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by our Board of Directors, taking into account the directors’ schedules. All directors are encouraged to attend our annual meeting of stockholders. The date of our last annual meeting was December 31, 2022. All of our then-appointed directors were present virtually at our last annual meeting. We did not hold an annual meeting of stockholders during 2023 due to lack of quorum. The Annual Meeting will serve as a combined annual meeting of stockholders for 2023 and 2024.
Director Independence
The Common Stock is listed on Nasdaq, and the Company is required to comply with the Nasdaq listing requirements regarding independent directors. Under Nasdaq’s Marketplace Rules, the definition of an “independent director” is a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, under the Nasdaq rules a director (A) who at any time during the past three years was employed by the Company or (B) who accepted, or who has a family member who accepted, compensation from the Company in excess of $120,000 (other than compensation for board and committee service, compensation paid to a family member who is an employee (other than an executive officer), benefits under a tax-qualified retirement plan, or non- discretionary compensation) during any period of twelve consecutive months within the three years preceding the determination of independence, shall not be considered independent.
Our Board of Directors has reviewed the Nasdaq rules and such information as the Board has deemed appropriate for purposes of determining whether any of the directors has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, including the beneficial ownership by our directors of Common Stock (see “Ownership of Common Stock-Common Stock Ownership by Directors and Executive Officers”) and transactions between the Company, on the one hand, and our directors and their affiliates, on the other hand (see “Certain Relationships and Related Party Transactions”). Based on such review, the Board of Directors has determined that we have four “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules: Messrs. Akins, Beilinson, Clark and Reynolds. Non-management directors meet periodically in executive session without members of the Company’s management at the conclusion of regularly scheduled Board meetings. In addition, Messrs. Akins, Beilinson, Clark and Reynolds qualify as independent directors for the purpose of serving on the audit committee of the Company under SEC rules, if they are appointed to do so (Messrs. Reynolds, Akins, and Clark being the current members of the audit committee).
On August 10, 2022, our former director, John Rexford, resigned from the Board of the Company and all committees of the Board. Mr. Rexford did not resign due to any disagreement with the Company on any matter relating to its operations, policies or practices.
On May 12, 2023, our former director, William Transier, resigned from the Board and all committees of the Board. Mr. Transier did not resign due to any disagreement with the Company on any matter relating to its operations, policies or practices.
Board Leadership Structure
Our Bylaws do not require that the positions of Chairman of the Board and Chief Executive Officer be held by the same person or by different individuals, and our Board does not have a formal policy with respect to the separation or combination of these offices. Currently, Mr. Chadha serves as the Executive Chairman but not as the Chief Executive Officer.
Board Role in Risk Oversight
The Company faces a number of risks, including market risks, credit risk, liquidity risk, reputational risk, operational risk and risks from adverse fluctuations in interest rates and inflation and/or deflation. Management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board of Directors periodically consults with management regarding the Company’s risks. In addition, the Audit Committee periodically reviews with management and independent registered public accounting firms the adequacy and effectiveness of the Company’s policies for assessing and managing risk.
Board Diversity
Pursuant to Nasdaq’s Board Diversity Rule 5605(f), which was approved by the SEC on August 6, 2021, we met the diversity objective as set out in this rule within the applicable transition period. The following is our Board Diversity Matrix as of April 17, 2024:
Board Diversity Matrix
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

DIRECTOR REMUNERATION
Director Remuneration for the Year-Ended December 31, 2022
The following table sets forth information concerning director compensation for services performed during the year ended December 31, 2022.
Name	Fees earned or paid in cash ($)(1)	All other Compensation ($)(2)	Total ($)
Martin Akins	$239,500	$101,062	$340,562
Marc Beilinson	$887,000	$101,062	$988,062
Sharon Chadha	$227,000	$22,423	$249,423
J. Coley Clark	$259,500	$101,062	$360,562
John Rexford(3)	$146,333	$101,062	$247,395
James Reynolds	$552,344	—	$552,344
William Transier(4)	$887,000	—	$887,000

(1)
In August 2022, the Compensation Committee had recommended, and the Board approved, a special bonus in the amount of $500,000 for each of Messrs. Beilinson and Transier for the additional substantial and unexpected burdens faced by them in dealing with strategic transactions and capital transactions during the course of their tenure as Board members. These bonuses have been declared, but have not yet been paid and are expected to be paid in 2023.

(2)
Pursuant to the 2021 Non-Employee Director Compensation Policy, each of the above listed Directors was given the option, subject to the approval of the amendment to the 2018 Stock Incentive Plan, to receive equity valued at $110,000 or an equivalent amount of cash for their 2021 service on the Board (with Mrs. Chadha receiving a prorated award given her service began in October 2021). Messrs. Reynolds and Transier elected to receive this amount in cash, which was paid in February 2022. Compensation in respect of these awards (cash and equity) was already reported for 2021. The stock awards vested on the first business day of January 2022, however the delivery of shares under the 2018 Stock Incentive Plan to settle such restricted stock units was subsequently rescinded. The Compensation Committee determined in August 2022 to settle those restricted stock awards in cash rather than equity. At the same time, the Compensation Committee recommended that the Board approve, and the Board approved, a one-time cash payment payable to each director that had elected to receive such 2021 equity awards in stock equal to the difference between (x) the value they would have received had their award been settled in cash on January 3, 2022 and (y) the actual cash value received upon the settlement of the award (the “True-Up Payments”) as follows:

Name	2021 Vested RSU Cash Settlement	True-Up Payments
Martin Akins	$8,938	$101,062
Marc Beilinson	$8,938	$101,062
Sharon Chadha	$1,983	$22,423
J. Coley Clark	$8,938	$101,062
John Rexford	$8,938	$101,062
Par Chadha	$11,374	$128,626
Mr. Chadha did not receive additional compensation for his service as a director during 2022 however, his True-Up Payment which was based on an initial $140,000 Chairman grant for 2021 is included under the All Other Compensation column for 2022 in the Summary Compensation Table above.
Mr. Cogburn did receive Board compensation following his stepping down as Chief Executive Officer in May 2022, however his Board compensation is included in his salary information above. Descriptions of Mr. Chadha’s and Cogburn’s total compensation can be found under “Executive Compensation” below.

(3)
Mr. Rexford resigned from the Board and its Committees in August 2022.

(4)
Mr. Transier resigned from the Board and its Committees in May 2023.

Director Remuneration for the Year-Ended December 31, 2023
Director Compensation Table
The following table sets forth information concerning director compensation for services performed during the year ended December 31, 2023. Description of Mr. Chadha’s compensation can be found under “Executive Compensation” below.
Name	Fees earned or paid in cash ($)	All other Compensation ($)	Total ($)
Martin Akins	$239,500	$—	$239,500
Marc Beilinson	$293,667	$—	$293,667
Sharon Chadha	$242,133	$—	$242,133
J. Coley Clark	$259,500	$—	$259,500
James Reynolds	$412,575	$—	$412,575
Ronald Cogburn	$209,140	$—	$209,140
William Transier(1)	$161,250	$—	$161,250

(1)
Mr. Transier resigned from the Board and its Committees in May 2023.

Restricted Stock Units Outstanding For the Fiscal Years Ended December 31, 2022 and December 31, 2023
Name	Aggregate Number of Restricted Stock Units Outstanding as of December 31, 2022 and December 31, 2023(1)
Sharon Chadha	8

(1)
Mrs. Chadha received a restricted stock award upon joining the Board, which vested in equal installments immediately prior to the first, second and third Annual Meetings subsequent to October 11, 2021 (thus two-thirds of such shares have vested). No other members of the Board had outstanding equity awards at the end of 2023 other than Messrs. Chadha and Cogburn as described below in the Outstanding Equity Awards at Fiscal Year Table.

Director Cash Compensation Policy For the Fiscal Years Ended December 31, 2022 and December 31, 2023
In February 2020, our Compensation Committee retained the services of an independent compensation consultant, Pearl Meyer, to develop alternatives to granting equity awards as part of our non-employee director compensation policy given the significant decline to the per share price of our Common Stock since our non-employee director compensation policy was first adopted and the dilution that would be caused by adhering to our prior policy. Based on information provided by Pearl Meyer, the Board approved changes to our director compensation policy to provide that there would be no further equity awards granted to our non-employee directors and all compensation payable under our non-employee director compensation policy would be delivered solely in cash.
In March 2021, the Compensation Committee recommended and the Board approved a new non-employee director compensation policy for 2021 (which was amended with clarifying amendments in August 2021) designed to provide equity in lieu of cash once the stockholders approved additional shares for the 2018 Stock Incentive Plan.
In August 2022, with many of the same factors present as in early 2020, the Board approved, on the recommendation of the Compensation Committee, a new all cash non-employee director compensation policy for 2022 that was based on the 2020 Non-Employee Director Compensation Plan, and was also followed in 2023.

Name	Annual Retainer
Annual Cash Retainer for Board Membership	$207,000(1)
Audit Committee Member (other than the Chair)	$20,000
Audit Committee Chair	$52,500
Compensation Committee Member (other than the Chair)	$12,500
Compensation Committee Chair	$20,000
Nominating and Corporate Governance Committee Member (other than the Chair)	$12,500
Nominating and Corporate Governance Committee Chair	$20,000
Corporate Social Responsibility Committee Chair	$20,000
Corporate Social Responsibility Committee Member (other than the Chair)	$12,500
Strategic Planning Committee Member	$180,000(2)

(1)
In addition, each non-employee director, will receive a payment of (x) five thousand dollars ($5,000) for each day in which such director is required to spend more than four (4) hours addressing matters that are outside of routine board matters and (y) an additional payment of two thousand five hundred dollars ($2,500) for each day in which such director is required to spend more than eight (8) hours addressing matters that are outside of routine board matters.

(2)
The members of the Strategic Planning Committee received an annualized fee of $180,000 in lieu of all other Committee compensation that might otherwise be payable to them in respect of committee service. The Strategic Planning Committee was disbanded effective at the end of May 2023.

COMMITTEES OF THE BOARD OF DIRECTORS
The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Nominating Committee, and the Corporate Social Responsibility Committee. The charters of the Committees are available on the Investors — Corporate Governance section of our website at www.exelatech.com. These documents are also available upon written request to: Investor Relations, Exela Technologies, Inc., 2701 E. Grauwyler Road, Irving, Texas 75061. Information concerning these Committees is set out below.
Audit Committee
Current Members:   James Reynolds (Co-Chair), Marc Beilinson (Co-Chair) and J. Coley Clark
Number of Meetings:   7 in 2022 and 16 in 2023
The Board of Directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of the SEC and Nasdaq. Moreover, the Board has determined that Mr. Reynolds qualifies as an “audit committee financial expert” as defined by the SEC.
The Audit Committee’s duties include, but are not limited to:
•
reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in our Form 10-K;

•
reviewing and discussing with management and the independent registered public accounting firm the quarterly financial statements prior to the filing of our Form 10-Qs, including the results of the independent auditor’s review of the quarterly financial statements;

•
discussing with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•
discussing with management major risk assessment and risk management policies;

•
monitoring the independence of the independent registered public accounting firm;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
reviewing and approving all related-party transactions;

•
inquiring and discussing with management our compliance with applicable laws and regulations;

•
pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•
appointing or replacing the independent registered public accounting firm;

•
determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal controls over financial reporting or reports which raise material issues regarding our financial statements or accounting policies; and

•
approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Compensation Committee
Current Members:   J. Coley Clark (Chairman) and Martin P. Akins
Number of Meetings:   4 in 2022 and 2 in 2023
Our Compensation Committee has primary responsibility for overseeing our executive compensation program, including compensation of our named executive officers listed in the compensation tables that follow. Our Compensation Committee is composed of independent directors, as determined by Nasdaq listing standards. The Compensation Committee’s responsibilities are set forth in its charter.
In order to fulfill its responsibilities pertaining to executive and director compensation, the Compensation Committee’s duties include, but are not limited to:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;

•
reviewing and approving the compensation of all of our other executive officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•
if required, producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Compensation Committee Interlocks and Insider Participation
J. Coley Clark and Martin P. Akins served as members of the Compensation Committee during 2022 and 2023. No member of the Compensation Committee is a present or former officer of, or employed by, the

Company or its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity the executive officers of which entity serve on either the Company’s Board of Directors or Compensation Committee.
Nominating and Corporate Governance Committee
Current Members:   Martin P. Akins (Chairman), J. Coley Clark, James G. Reynolds
Number of Meetings:   1 in 2022 and 1 in 2023
The Nominating and Corporate Governance Committee (“Nominating Committee”) is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The Nominating Committee considers persons identified by its members, management, stockholders, investment bankers and others.
Guidelines for selecting director nominees
The guidelines for selecting nominees generally provide that the persons to be nominated:
•
should have demonstrated notable or significant achievements in business, education or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•
should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of directors. The Nominating Committee does not distinguish among nominees recommended by stockholders and other persons.
A stockholder who has held at least one percent of the fully diluted capitalization of the Company continuously for at least 12 months that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention: Corporate Secretary, 2701 E. Grauwyler Rd., Irving, Texas 75061. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

Corporate Social Responsibility Committee
Current Members:   Sharon Chadha
Number of Meetings in 2022 and 2023:   As needed
The Corporate Social Responsibility Committee was formed on October 11, 2021 to assist the Board in fulfilling its oversight responsibilities with regard to corporate social responsibility, including, but not limited to environmental, health and safety, corporate social responsibility, sustainability, philanthropy, reputation, diversity, equity and inclusion, community issues, political contributions and lobbying and other public policy matters relevant to the Company. As part of her duties Mrs. Chadha receives reports from the Company’s internal Environmental Social Governance Committee and informs the Board of the same.

PROPOSAL 2 — ADVISORY VOTE ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the Annual Meeting, our stockholders are entitled to vote, on an advisory (nonbinding) basis, on the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as disclosed in the section of this Proxy Statement titled “Executive Compensation,” including the compensation tables and narrative discussion that follows the tables. After careful consideration, the Board determined that holding an annual advisory vote on compensation paid to our named executive officers is the most appropriate policy for the Company, and a majority of the votes cast at our 2018 Annual Meeting were voted in favor of holding the advisory vote on executive compensation every year. The advisory vote on executive compensation was last held at our 2022 Annual Meeting. We did not hold an annual meeting last year due to lack of quorum and as such we are holding a combined 2023 and 2024 annual meeting this year.
Our compensation program for our named executive officers is designed to (i) retain our named executive officers, who are critical to our long-term success and (ii) motivate and reward them for achieving our short-term business and long-term strategic goals. We believe that in 2022 and 2023 our executive compensation program was successful in implementing these objectives.
Stockholders are urged to read the compensation tables and narrative discussion in this Proxy Statement. The Board believes that the compensation paid to our named executive officers is necessary, appropriate and properly aligned with our compensation philosophy and policies.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.
Although the vote is non-binding, the Board and the Compensation Committee will consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of the Company’s compensation programs.
Stockholder approval of this Proposal 2 will require the affirmative vote of the holders of a majority in voting power of our outstanding shares of Common Stock and Tandem Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES, ON A NON-BINDING, ADVISORY BASIS, “FOR” THE PROPOSAL TO APPROVE THE COMPANY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
Pursuant to Rule 14a-21(b) of the Securities Exchange Act, we are asking stockholders to vote on whether future advisory votes on compensation paid to the Company’s named executive officers should occur every year, every two years or every three years.
After careful consideration, the Board of Directors has determined that holding an annual advisory vote on compensation paid to our named executive officers is the most appropriate policy for the Company at this time and recommends that stockholders vote for the Company to hold annual advisory votes on such compensation. In formulating its recommendation, the Board of Directors considered that, because executive compensation disclosures are made annually, an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for the Company on this matter, and we look forward to hearing from our stockholders on this proposal.
You may vote to have the advisory vote held every year, every two years or every three years, or you may abstain. You are not voting to approve or disapprove the Board’s recommendation. The vote is advisory and non-binding. The Board will, however, consider the voting results, along with other relevant factors, in determining the frequency of future advisory votes on compensation paid to our named executive officers.
Required Vote of Stockholders
The vote required for the approval of Proposal 3 is the affirmative vote of the holders of a majority of the voting power of our outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 3. Abstentions will have the same effect as a vote against each of the voting options. “Broker non-votes,” if any, will have no effect on the outcome of the advisory vote. The results of this vote are not binding on the Board, whether or not it is adopted by the aforementioned voting standard. The Board will, however, consider the voting results, along with other relevant factors, in determining the frequency of future advisory votes on compensation paid to our named executive officers.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES, ON A NON-BINDING, ADVISORY BASIS, FOR AN ANNUAL VOTE ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 — APPROVAL OF THE EXELA TECHNOLOGIES, INC.
2024 STOCK INCENTIVE PLAN
The following is a summary of certain material features of the 2024 Plan. The following summary is not a complete description of all provisions of the 2024 Plan and is qualified in its entirety by reference to the 2024 Plan, the final version of which is attached to this Proxy Statement as Annex A.
Purpose.   The purpose of the 2024 Plan is to give us the ability to attract, retain, motivate and reward certain officers, employees, directors and consultants and to provide a means whereby officers, employees, directors and/or consultants can acquire and maintain ownership of our Common Stock or be paid incentive compensation measured by reference to the value of our Common Stock, thereby strengthening their commitment to our welfare and that of our affiliates and promoting an identity of interest between our stockholders and these persons and encouraging such eligible persons to expend maximum effort in the creation of stockholder value.
Plan Administration.   The 2024 Plan will be administered by our Compensation Committee. Our Compensation Committee will have the authority, among other things, to select participants, grant awards, determine types of awards and terms and conditions of awards for participants, prescribe rules and regulations for the administration of the plan and make all decisions and determinations as deemed necessary or advisable for the administration of the 2024 Plan. Our Compensation Committee may delegate certain of its authority as it deems appropriate, pursuant to the terms of the 2024 Plan and to the extent permitted by applicable law, to our officers or employees, although any award granted to any person who is not our employee or who is subject to Section 16 of the Exchange Act must be expressly approved by the Compensation Committee. Our Compensation Committee’s actions will be final, conclusive and binding.
Authorized Stock.   A total of 500,000 shares of Common Stock will be reserved and available for issuance under the 2024 Plan, subject to adjustment in accordance with the terms of the 2024 Plan. The number of shares of Common Stock reserved and available for issuance under the 2024 Plan is subject to adjustment, as described below. The maximum number of shares of Common Stock that may be issued in respect of incentive stock options will be 500,000. Common Stock issued under the 2024 Plan may consist of authorized but unissued stock or previously issued Common Stock. Common Stock underlying awards that are settled in cash, expire or are canceled, forfeited, or otherwise terminated without delivery to a participant will again be available for issuance under the 2024 Plan. Common Stock withheld or surrendered in connection with the payment of an exercise price of an award or to satisfy tax withholding will not again become available for issuance under the 2024 Plan
Individual Limits.   The maximum value of any awards granted to any non-employee director in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, may not exceed $750,000 (determined based on the grant date fair value of the award).
Types of Awards.   The types of awards that may be available under the 2024 Plan are described below. All of the awards described below will be subject to the terms and conditions determined by our Compensation Committee in its sole discretion, subject to certain limitations provided in the 2024 Plan. Each award granted under the 2024 Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions.
Minimum Vesting Period.   Except as provided below, no award granted under the 2024 Plan may vest over a period that is less than one year from the date of grant. The foregoing minimum vesting period will not apply: (i) to awards granted in payment of or exchange for an equivalent amount of salary, bonus or other earned cash compensation; (ii) to a substitute award that does not reduce the vesting period of the award being replaced or assumed; (iii) to awards involving an aggregate number of common shares not in excess of 5% of the aggregate number of common shares that may be delivered in connection with awards under the 2024 Plan (subject to adjustment as described below under “— Adjustments”); (iv) in connection with certain qualifying terminations that result in accelerated vesting of an Award in accordance with the terms of any grant or other similar agreement; or (v) to annual awards granted to non-employee directors that vest on the first regularly scheduled annual meeting of our stockholders following the applicable date of grant.
Non-qualified Stock Options.   A non-qualified stock option is an option that is not intended to meet the qualifications of an incentive stock option, as described below. An award of a non-qualified stock option grants a participant the right to purchase a certain number of shares of our Common Stock during a specified term in the future, or upon the achievement of performance or other conditions, at an exercise price set by our Compensation Committee on the grant date. The term of a non-qualified stock option will be set by our Compensation Committee but may not exceed 10 years from the grant date. The exercise price may be paid using any of the following payment methods: (i) immediately available funds in U.S. dollars or by certified or bank cashier’s check, (ii) by delivery of stock having a value equal to the exercise price, (iii) a broker assisted cashless exercise, or (iv) by any other means approved by our Compensation Committee. The 2024 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of non-qualified stock options will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The 2024 Plan also provides that participants terminated for “cause” (as such term is defined in the 2024 Plan) will forfeit all of their non-qualified stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested non-qualified stock options, retain their vested non-qualified stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested non-qualified stock options, unless such non-qualified stock option expires sooner. The 2024 Plan authorizes our Compensation Committee to provide for different treatment of non-qualified stock options upon termination than that described above, as determined in its discretion.
Incentive Stock Options.   An incentive stock option is a stock option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to our employees or employees of certain of our subsidiaries and must have an exercise price of no less than 100% of the fair market value (or 110% with respect to a 10% stockholder) of a share of Common Stock on the grant date and a term of no more than 10 years (or 5 years with respect to a 10% stockholder). The aggregate fair market value, determined at the time of grant, of our Common Stock subject to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. The 2024 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of incentive stock options will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The 2024 Plan also provides that participants terminated for “cause” will forfeit all of their incentive stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested incentive stock options, retain their vested incentive stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested incentive stock options, unless such incentive stock option expires sooner. The 2024 Plan authorizes our Compensation Committee to provide for different treatment of incentive stock options upon termination than that described above, as determined in its discretion.
Stock Appreciation Rights.   A stock appreciation right entitles the participant to receive an amount equal to the difference between the fair market value of our Common Stock on the exercise date and the base price of the stock appreciation right that is set by our Compensation Committee on the grant date, multiplied by the number of shares of Common Stock subject to the stock appreciation right. The term of a stock appreciation right will be set by our Compensation Committee but may not exceed 10 years from the grant date. Payment to a participant upon the exercise of a stock appreciation right may be either in cash, stock or property as specified in the award agreement or as determined by our Compensation Committee.
The 2024 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of stock appreciation rights will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The 2024 Plan also provides that participants terminated for “cause” will forfeit all of their stock appreciation rights, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock appreciation rights, retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights, unless such appreciation right expires sooner. The 2024 Plan authorizes our Compensation Committee to provide for different treatment of stock appreciation rights upon termination than that described above, as determined in its discretion.

Restricted Stock.   A restricted stock award is an award of restricted Common Stock that does not vest until a specified period of time has elapsed, and/or upon the achievement of performance or other conditions determined by our Compensation Committee, and which will be forfeited if the conditions to vesting are not met. During the period that any restrictions apply, transfer of the restricted Common Stock is generally prohibited. Unless otherwise specified in their award agreement, participants generally have all of the rights of a stockholder as to the restricted Common Stock, including the right to vote such Common Stock, provided, that any cash or stock dividends with respect to the restricted Common Stock will be withheld by us and will be subject to forfeiture to the same degree as the restricted Common Stock to which such dividends relate. The 2024 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of restricted stock awards will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. Except as otherwise provided by our Compensation Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock will cease, and as soon as practicable following the termination, we will repurchase all of such participant’s unvested restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price is equal to $0, the unvested restricted stock will be forfeited by the participant to us for no consideration.
Restricted Stock Units.   A restricted stock unit is an unfunded and unsecured obligation to issue Common Stock (or an equivalent cash amount) to the participant in the future. Restricted stock units become payable on terms and conditions determined by our Compensation Committee and will vest and be settled at such times in cash, Common Stock, or other specified property, as determined by our Compensation Committee. Participants have no rights of a stockholder as to the restricted stock units, including no voting rights or rights to dividends, until the underlying Common Stock is issued or becomes payable to the participant. The 2024 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of restricted stock units will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. Except as otherwise provided by our Compensation Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock units will cease, each of the participant’s outstanding unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any stock remaining undelivered with respect to the participant’s vested restricted stock units will be delivered on the delivery date specified in the applicable award agreement.
Other Stock-Based Compensation.   Under the 2024 Plan, our Compensation Committee may grant other types of equity-based awards subject to such terms and conditions that our Compensation Committee may determine. Such awards may include the grant of dividend equivalents, which generally entitle the participant to receive amounts equal to the dividends that are paid on the stock underlying the award.
Adjustments.   The aggregate number of shares of Common Stock reserved and available for issuance under the 2024 Plan, the individual limitations, the number of shares of Common Stock covered by each outstanding award, and the price per share of Common Stock underlying each outstanding award will be equitably and proportionally adjusted or substituted, as determined by our Compensation Committee in its sole discretion, as to the number, price or kind of stock or other consideration subject to such awards in connection with stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in our capitalization affecting our Common Stock or our capital structure which occurs after the date of grant of any award, in connection with any extraordinary dividend declared and paid in respect of stock or in the event of any change in applicable law or circumstances that results in or could result in, as determined by the Compensation Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the 2024 Plan.
Corporate Events.   In the event of a merger, amalgamation, or consolidation involving us in which we are not the surviving corporation or in which we are the surviving corporation but the holders of our Common Stock receive securities of another corporation or other property or cash, a “change in control” (as defined in the 2024 Plan), or a reorganization, dissolution, or liquidation of us, our Compensation Committee may, in its discretion, provide for the assumption or substitution of outstanding awards, accelerate the vesting of outstanding awards, cash-out outstanding awards or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced. With respect to any award that is assumed or substituted in connection with a “change in control,” except as provided in any agreement between the participant and the Company, the vesting, payment, purchase or distribution of such award will not be accelerated by reason of the “change in control” for any participant unless the participant’s employment is involuntarily terminated as a result of the “change in control” during the two-year period commencing on the “change in control.”
Transferability.   Awards under the 2024 Plan may not be sold, transferred, pledged, or assigned other than by will or by the applicable laws of descent and distribution, unless (for awards other than incentive stock options) otherwise provided in an award agreement or determined by our Compensation Committee.
Amendment.   Our Board or our Compensation Committee may amend the 2024 Plan or outstanding awards at any time. Our stockholders must approve any amendment if their approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which our Common Stock is traded. No amendment to the 2024 Plan or outstanding awards which materially impairs the right of a participant is permitted unless the participant consents in writing.
Termination.   The 2024 Plan will terminate on the ten-year anniversary of the date on which the 2024 Plan becomes effective, and incentive stock options may not be granted following the earlier of the tenth anniversary of (i) the date the 2024 Plan was adopted by our Board and (ii) the date our stockholders first approved the 2024 Plan by written consent. In addition, our Board or our Compensation Committee may suspend or terminate the 2024 Plan at any time. Following any such suspension or termination, the 2024 Plan will remain in effect to govern any then outstanding awards until such awards are forfeited, terminated or otherwise cancelled or earned, exercised, settled or otherwise paid out, in accordance with their terms.
Cancellation and Rescission of Awards.   All unexpired, unpaid or deferred awards granted under the 2024 Plan may be cancelled, rescinded, suspended, withheld or otherwise limited or restricted if a participant engages in detrimental activity. For purposes of the 2024 Plan, “detrimental activity” means any of the following: (i) rendering services for any organization that presents a conflict of interest or engages directly or indirectly in any business that is competitive with the Company or any of its direct or indirect subsidiaries; (ii) disclosing “confidential information” to anyone outside the Company or any of its direct or indirect subsidiaries without prior written authorization from the participant’s employer; (iii) failing or refusing to disclose promptly and to assign to the participant’s employer all right, title and interest in any invention or idea, patentable or not, made or conceived by the participant during employment or failing or refusing to do anything reasonably necessary to enable the Company or any of its direct or indirect subsidiaries to secure a patent where appropriate; (iv) activity that results in the participant’s termination for “cause”; (v) violating any rules, policies, procedures or guidelines of the participant’s employer; (vi) attempting to, directly or indirectly, solicit any employee of the Company or any of its direct or indirect subsidiaries or any current or prospective customer, supplier or partner of the Company or any of its direct or indirect subsidiaries; (vii) the participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the employer; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company or any of its direct or indirect subsidiaries. If a participant fails to comply with the “detrimental activity” provisions of the 2024 Plan during employment and during the rescission period designated by the Board, then any exercise, payment or delivery may be rescinded within two years after such exercise, payment or delivery and the Company can set-off against the amount of any such gain any amount then- owed to the participant.
Clawback; Sub-Plans.   All awards under the 2024 Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect, or as may be adopted by our Board (or any committee or subcommittee thereof) and, in each case, as may be amended from time to time. In addition, our Compensation Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2024 Plan by individuals who are non-U.S. nationals or are primarily employed or providing services outside the U.S., and may modify the terms of any awards granted to such participants in a manner deemed by our Compensation Committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.
No-Repricing of Awards.   No awards under the 2024 Plan may be repriced without stockholder approval. For purposes of the 2024 Plan, “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of the award to lower its exercise price or base price

(other than on account of capital adjustments resulting from stock splits), (ii) any other action that is treated as a repricing under GAAP, and (iii) repurchasing for cash or cancelling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying stock. Certain U.S. Federal Income Tax Consequences
The following is a brief discussion of certain U.S. federal income tax consequences for awards granted under the 2024 Plan. The 2024 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the 2024 Plan are encouraged to consult with their own tax advisors.
Non-Qualified Stock Options and Stock Appreciation Rights.   With respect to non-qualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares and the fair market value of the shares on the date of exercise (or, in the case of a cash-settled stock appreciation right, the cash received), and the participant’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held, and no deduction will be allowed to such participant’s employer.
Incentive Stock Options.   No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares at exercise over the exercise price in his or her alternative minimum taxable income. If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.
If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.
Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.
Other Stock-Based Awards.   The tax effects related to other stock-based awards under the 2024 Plan are dependent upon the structure of the particular award.
Vote Required
The approval of this proposal requires the affirmative vote of holders of a majority in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock, voting together as a single class, present virtually or by proxy and entitled to vote on this proposal. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES “FOR” THE APPROVAL OF THE EXELA TECHNOLOGIES, INC. 2024 STOCK INCENTIVE PLAN.

PROPOSAL 5 — APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS OF THE SERIES B PREFERRED STOCK
The Board adopted resolutions declaring it advisable to amend the Certificate of Designation (the “Series B Certificate of Designations”) for the Series B Preferred Stock as set forth below and directing that the proposed amendment be submitted for consideration by the Company’s stockholders at the Annual Meeting. The description in this Proxy Statement of the proposed amendment to the Series B Certificate of Designations is qualified in its entirety by reference to, and should be read in conjunction with, the actual text of the amendment as set forth in Annex B to this Proxy Statement.
The Series B Certificate of Designations is proposed to be amended to, upon effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, allow the Company, in its sole discretion, to have the ability to (a) pay dividends in shares of Common Stock, (b) pay less than all of the accrued dividends, and (c) pay dividends on any date designated by the Company’s board of directors for the payment of dividends. The Board reserves the right to elect to abandon the filing of the amendment of the Series B Certificate of Designations if it determines, in its sole discretion, that the proposed amendments are no longer in the best interests of the Company and its stockholders.
Purpose of the Amendment to the Series B Certificate of Designations
Holders of shares of the Series B Preferred Stock are currently entitled to receive, when, as and if authorized by the Board and declared out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.00% per annum of the $25.00 liquidation preference per share of the Series B Preferred Stock. The Series B Preferred Stock requires the Company to make each dividend payment on the Series B Preferred Stock by adding the amount of all accrued but unpaid dividends on the Series B Preferred Stock on the dividend payment date in accordance with the terms of the Series B Certificate of Designations.
The Board’s objective in approving the Amendment to Series B Certificate of Designations Proposal is to provide the Company with additional flexibility with respect to the payment of dividends to holders of the Series B Preferred Stock by permitting the Company, in its sole discretion, to have the ability to (a) pay dividends in shares of Common Stock, (b) pay less than all of the accrued dividends at a given time (without affecting the remaining accrued dividends), and (c) pay dividends on any date designated by the Company’s board of directors for the payment of dividends (without changing the regularly scheduled dates). Other than the proposed changes to the dividend provisions of the Series B Certificate of Designations, the amendment is not intended to modify the rights of existing stockholders in any material respect.
If the Amendment to Series B Certificate of Designations Proposal is approved at the Annual Meeting, the Board intends to implement the proposal by filing an amendment to the Series B Certificate of Designations with the Secretary of State of the State of Delaware as contemplated in the form of amendment of Series B Certificate of Designations attached hereto as Annex B.
Required Vote of Stockholders
The approval of Proposal 5 requires the affirmative vote of (i) holders of a majority in voting power of the outstanding shares of Common Stock, Tandem Preferred Stock, and Special Voting Stock entitled to vote thereon, voting together as a single class, and (ii) holders of a majority of the outstanding shares of Series B Preferred Stock, excluding shares held by “Affiliates” (as defined in the Series B Certificate of Designations) of the Company. The holders of Common Stock have the right to cast one (1) vote per share of Common Stock on this proposal. The holders of Tandem Preferred Stock have the right to cast one (1) vote per 200 shares of Tandem Preferred Stock on this proposal. The holders of Series B Preferred Stock (excluding shares held by Affiliates), voting as a separate class, have the right to cast one (1) vote per share of Series B Preferred Stock in connection with Proposal 5 and will vote at the Annual Meeting through the Tandem Preferred Stock on a one vote per share basis. The holder of the Special Voting Stock has the right to cast 20,000 votes per share of Special Voting Stock on this proposal. The holder of the Special Voting Stock, GP-HGM LLC, has entered into a voting agreement, providing that it will vote all shares of Special Voting Stock on Proposal 5 (the Amendment to Series B Certificate of Designations Proposal) in the same proportion as the votes cast on Proposal 5 (the Amendment to Series B Certificate of Designations Proposal) by the holders of Common Stock and Tandem Preferred Stock (excluding abstentions and, if applicable, broker non-votes). By way of example, if holders of 40% in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock, voting together as a single class, attend the meeting and, of that 40%, holders of 70% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote in favor of Proposal 5, and holders of 30% in voting power of the shares of Common Stock and Tandem Preferred Stock, voting together as a single class, present vote against Proposal 5, then the holder of the Special Voting Stock will cause 70% of the voting power of the outstanding shares of Special Voting Stock to be voted in favor of Proposal 5 and 30% of the voting power of the outstanding shares of the Special Voting Stock to be voted against Proposal 5. The Special Voting Stock and the related voting agreement mean that the Amendment to Series B Certificate of Designations Proposal could be approved if a majority in voting power of the shares of Common Stock and Tandem Preferred Stock, voting together as a single class, voting at the Annual Meeting vote in favor of the Amendment to Series B Certificate of Designations Proposal, even if less than a majority in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock, voting together as a single class, vote in favor of the Amendment to Series B Certificate of Designations Proposal. Because the affirmative vote of (i) holders of a majority of the voting power of the outstanding shares of Common Stock, Tandem Preferred Stock and Special Voting Stock entitled to vote thereon, voting together as a single class, and (ii) holders of a majority of the outstanding shares of Series B Preferred Stock voting as a single class, excluding shares held by “Affiliates” (as defined in the Series B Certificate of Designations) of the Company, is required for this proposal (holders of the Series B Preferred Stock will vote at the Annual Meeting through the Tandem Preferred Stock on a one vote per share basis), abstentions and broker non-votes, if any, will have the same effect as votes against this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 5 TO APPROVE THE PROPOSED AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS OF THE SERIES B PREFERRED STOCK TO ALLOW THE COMPANY, IN ITS SOLE DISCRETION, TO (A) PAY DIVIDENDS IN SHARES OF COMMON STOCK, (B) PAY LESS THAN ALL OF THE ACCRUED DIVIDENDS, AND (C) PAY DIVIDENDS ON ANY DATE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS FOR THE PAYMENT OF DIVIDENDS.

PROPOSAL 6 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stockholders will act upon a proposal to ratify the selection of EisnerAmper LLP (“EisnerAmper”) as the independent registered public accounting firm of the Company. If the stockholders, by the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock, voting together as a single class, represented virtually or by proxy at the Annual Meeting and entitled to vote on this proposal, do not ratify the selection of EisnerAmper, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee.
Background
KPMG LLP (“KPMG”) audited our financial statements for 2022. Representatives of KPMG are not expected to be present at the Annual Meeting, will not have the opportunity to make a statement if they so desire, and will not be available to respond to appropriate questions. On April 4, 2023, KPMG notified the Company that it had decided to decline to stand for re-appointment as the independent registered public accounting firm of the Company. The decision to decline to stand for re-appointment as the independent registered public accounting firm of the Company was not the result of any disagreement with KPMG.
On October 24, 2023, the Audit Committee approved the engagement of EisnerAmper as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2023. EisnerAmper has advised the Company that it has no direct or indirect financial interest in the Company or any of its subsidiaries. The audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 were audited by EisnerAmper.
Pursuant to its charter, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the Company’s independent registered public accounting firm. The Audit Committee is required to review and pre-approve all of the audit and non-audit services to be performed by the Company’s independent registered public accounting firm, including the firm’s engagement letter for the annual audit of the consolidated financial statements of the Company, the proposed fees in connection with such audit services, and any additional services that management chooses to hire the independent auditors to perform.
The fees billed by our independent auditor, EisnerAmper, and our former independent auditor, KPMG, for audit and non-audit services in 2023 and 2022 were:
	2023(1)	2022(1)
EisnerAmper	$3,100	$—
Audit Fees(2)	$—	$—
Audit-Related Fees(3)	$—	$—
Tax Fees(4)	$—	$—
All Other Fees(5)	$—	$—
KPMG
Audit Fees(2)	$—	$7,500
Audit-Related Fees(3)	$—	$—
Tax Fees(4)	$—	$0.1
All Other Fees(5)	$—	$—

(1)
Dollar amounts in millions.

(2)
Represents the aggregate fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements, the audit of the Company’s internal controls over financial reporting, the reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, accounting research and consultation related to the audits and reviews and any restatements of previously issued financial statements.

(3)
Represents the aggregate fees billed for audit-related services. Fees related to reimbursement of out-of-pocket expenses related to certain legal matters were pre-approved by the Audit Committee.

(4)
Represents the aggregate fees billed for tax services. Fees related to local tax compliance and consulting were pre-approved by the Audit Committee.

(5)
Represents the aggregate fees billed for services rendered to the Company other than the services described under “Audit Fees,” “Audit-Related Fees” and “Tax Fees”.

Required Vote of Stockholders
Approval of Proposal No. 6 requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our Common Stock and Tandem Preferred Stock, voting together as a single class, present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 6. Abstentions will have the effect of votes against the proposal. Broker non-votes are not expected to occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on this proposal under stock exchange rules without specific instructions from the beneficial owner of such shares.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF EISNERAMPER LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2024.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee currently consists of three independent directors, each of whom has been determined by the Board to meet the heightened independence criteria applicable to Audit Committee members and to satisfy the financial literacy requirements of the Nasdaq Listing Rules and the applicable rules of the SEC. The Audit Committee is responsible, under its charter, for oversight of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee has the authority to retain and terminate the independent registered public accounting firm, to review the scope and terms of the audit and to approve the fees to be charged. The Audit Committee monitors our system of internal control over financial reporting, and management’s certifications as to disclosure controls and procedures and internal controls for financial reporting. Our management and independent registered public accounting firm, not the Audit Committee, are responsible for the planning and conduct of the audit of our consolidated financial statements and determining that the consolidated financial statements are complete and accurate and prepared in accordance with U.S. generally accepted accounting principles.
When appropriate, the Audit Committee has (a) met and held discussions and been provided with disclosures with management and the Company’s independent registered public accounting firm (with and without management) and has reviewed and discussed the audited consolidated financial statements and related internal control over financial reporting with management and our independent registered public accounting firm, (b) the Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, and (c) the Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the Company’s independent registered public accounting firm that firm’s independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC. The Audit Committee selected EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, which is being presented to stockholders at the Annual Meeting for ratification.
The Audit Committee
James Reynolds (Co-Chair), Marc Beilinson (Co-Chair), J. Coley Clark

PROPOSAL 7 — APPROVAL TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, TO
SOLICIT ADDITIONAL PROXIES
Overview
The Adjournment Proposal, if adopted, will instruct the presiding officer of the Annual Meeting to adjourn the Annual Meeting, on one or more occasions, to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to the Company’s stockholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the Annual Meeting to approve the Amendment to Series B Certificate of Designations Proposal (Proposal 5).
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by the Company’s stockholders, the presiding officer of the Annual Meeting has the power under the Bylaws of the Company to adjourn the Annual Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Annual Meeting to approve the Amendment to Series B Certificate of Designations Proposal (Proposal 5). The effect of the Adjournment Proposal is to require the presiding officer to undertake this action, rather than to leave it to his or her discretion.
Required Vote of Stockholders
The vote required to approve Proposal 7 is the affirmative vote of the holders of a majority in voting power of the outstanding shares of our Common Stock and Tandem Preferred Stock, voting together as a single class, represented and entitled to vote on this proposal. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 7 TO APPROVE THE ADJOURNMENT PROPOSAL, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for Exela’s executive officers who are named in the “Summary Compensation Table” below. As a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, Exela is not required to include a Compensation Discussion and Analysis and has elected to comply with the scaled disclosure requirements applicable to smaller reporting companies. Exela’s named executive officers for the fiscal years ended December 31, 2022 and December 31, 2023 were as follows:
•
Par S. Chadha, our Executive Chairman;

•
Matthew T. Brown, our Interim Chief Financial Officer;

•
Suresh Yannamani, Chief Executive Officer — Exela Technologies BPA, LLC

•
Shrikant Sortur, our former Chief Financial Officer; and

•
Ronald C. Cogburn, our former Chief Executive Officer.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)	All other compensation ($)(3)(4)	Total ($)
Par Chadha Executive Chairman	2023	$1,000,000	$1,900,000	$—	$—	$2,900,000
	2022	$1,000,000	$—	$—	$128,626	$1,128,626
Matthew T. Brown Interim Chief Financial Officer	2023	$401,700	$622,546	$—	$—	$1,024,246

Suresh Yannamani Chief Executive Officer – Exela Technologies BPA, LLC	2023	$422,500	$422,500	$—	$—	$845,000
	2022	$422,500	$—	$—	$225	$422,725
Shrikant Sortur(6) Former Chief Financial Officer	2022	$406,500	$—	$—	$—	$406,500

Ronald C. Cogburn Former Chief Executive Officer	2022	$308,750	$—	$—	$1,720,000	$2,028,750

(1)
The amounts reported in this column Mr. Cogburn in 2022 include amounts received as base service fees for service on the Board of Directors pursuant to our non-employee director compensation policy then in effect, for the period of 2022 that he was not an employee of the Company. For a description of our non-employee director compensation policy, please see “— Director Remuneration” above. Mr. Cogburn ceased serving as our Chief Executive Officer in May 2022.

(2)
The amounts reported in this column were approved by the Compensation Committee in November 2023 as retention bonuses

(3)
The amount reported in this column for Mr. Chadha in 2022 includes the “True-Up Payment” paid to Mr. Chadha in respect of his 2021 equity grant for board services and described in the footnotes to the Director Compensation Table above. For a description of our non-employee director compensation policy, please see “— Director Remuneration” above.

(4)
Mr. Cogburn ceased to serve as our Chief Executive Officer on May 15, 2022 and continues to serve as a member of our Board of Directors. The amounts reported in this column for Mr. Cogburn reflect all severance and consulting payments payable to Mr. Cogburn pursuant to his transition agreement, which payments are comprised of (i) a cash severance payment of $565,000.00, paid in a lump sum in connection with his entry into the agreement (ii) consulting fees payable in two installments of $562,500.00, the first installment was paid in November 2022, and the second installment was paid during May of 2023, and (iii) an amount up to $30,000 per annum ($1,250 per month) as reimbursement for certain insurance expenses for 24 months following Mr. Cogburn’s last date of employment. For additional information, please see “Narrative to Summary Compensation Table — Executive Employment Agreements — Transition Agreement with Mr. Cogburn” below.
(5)
Mr. Brown was appointed as our Interim Chief Financial Officer on October 2, 2023. Mr. Brown was not a named executive officer in 2022 and, therefore, in accordance with SEC regulations, only compensation information for the fiscal year in which he became a named executive officer is included in the Summary Compensation Table.

(6)
Mr. Sortur ceased to serve as our Chief Financial Officer on October 2, 2023.

Narrative to Summary Compensation Table
Executive Employment Agreements
In September 2021, we entered into a letter agreement regarding Mr. Chadha’s appointment as Executive Chairman. In July 2022, we entered into an employment agreement with Mr. Yannamani. In March 2022, we entered into an agreement with Mr. Cogburn regarding his transition from the CEO role. For a discussion of the severance pay and other benefits to be provided to our current named executive officers, including Mr. Sortur, generally in connection with a termination of employment and/or a change in control, please see “— Potential Payments Upon Termination or Change In Control” below. Please also refer to the discussion of Mr. Chadha’s letter agreement and Mr. Yannamani’s employment agreement immediately following. In addition, Mr. Cogburn’s transition agreement summary below details the severance pay and other benefits provided to him in connection with his transition from CEO.
Neither of Messrs. Brown nor Sortur have an employment agreement with the Company.
Letter Agreement with Mr. Chadha
In connection with Mr. Chadha’s appointment as Executive Chairman in September 2021, the Company entered into a letter agreement with Mr. Chadha, which provides for a term expiring on December 31, 2023. While employed, Mr. Chadha will be paid a base salary at an annual rate of $1 million. During the term, Mr. Chadha is also eligible to earn an annual bonus equal to up to 200% of his base salary, subject to the achievement of applicable performance objectives, payable no later than March 15th of the year following the calendar year to which the bonus relates, and subject to his continued employment with the Company through the last day of the calendar year to which the bonus relates. Mr. Chadha’s annual bonus may be payable in cash, Common Stock or a mix of cash and Common Stock. If Mr. Chadha’s employment is terminated at any time by the Company without “cause” (as defined in the agreement), he will remain eligible to receive a non-pro-rated bonus for the year in which such qualifying termination occurs, determined based on actual performance. The agreement also subjects Mr. Chadha to an indefinite confidentiality provision and covenant not to solicit the Company’s employees or customers during the term of his employment.
Upon his appointment, Mr. Chadha also received 2,125 “performance units”, which are notional units representing the right to receive one share of Common Stock (or the cash value of one share of Common Stock) which may be earned upon the achievement of certain performance metrics. The acquisition of the performance units was unanimously approved by the Board of Directors of the Company other than Mr. Chadha, who recused himself from the discussion, including each of the independent directors. At the election of the Compensation Committee of the Company, Mr. Chadha’s performance units may be settled in cash or in shares of Common Stock. Mr. Chadha is also entitled to dividend equivalents in respect of any dividends paid, which will be subject to the same vesting and settlement terms as the performance units to which they relate.
Mr. Chadha will vest in one-half of the performance units (the “Tranche 1 PSUs”) if at any time following the appointment date and prior to June 30, 2024, the volume weighted average of the reported closing prices of the Common Stock is $40,000 per share or greater on (x) sixty (60) consecutive trading days or (y) ninety (90) non-consecutive trading days in any period of one hundred and eighty (180) days. In addition, Mr. Chadha will vest in the remaining one-half of the performance units (the “Tranche 2 PSUs”) if at any time following the appointment date and prior to June 30, 2025, the volume weighted average of the reported closing prices of the Common Stock is $80,000 per share or greater on (x) sixty (60) consecutive trading days or (y) ninety (90) non-consecutive trading days in any period of one hundred and eighty (180) days. Because

Mr. Chadha remained employed with the Company as Executive Chairman through December 31, 2023, he will remain eligible to earn his performance units so long as he remains engaged with the Company in any capacity, including as a non-employee director. Any Tranche 1 PSUs and Tranche 2 PSUs that are not earned by June 30, 2024 and June 30, 2025, respectively, will be forfeited for no consideration and will no longer be eligible to vest.
Mr. Chadha’s performance units will remain eligible to vest based on the stock price criteria above if his employment had been terminated by the Company without “cause” prior to December 31, 2023, or his employment is terminated due to death or disability, in which case the requirement of continued service will be deemed met. In addition, if a “change in control” (as defined in the Equity Plan) occurs prior to the applicable expiration date, if the performance units are assumed by the acquiror, the units will remain outstanding and eligible to vest based solely on Mr. Chadha’s continued service to the Company. If, in connection with such change in control, the performance units are not assumed by an acquiror, a number of performance units will vest based on the per share price paid in the transaction, with 0% vesting if the per share price is equal to or less than $8,000.00 per share, and 100% of the Tranche 1 PSUs vesting if the per share price is equal to or greater than $40,000 and 100% of the Tranche 2 PSUs vesting if the per share price is equal to or greater than $80,000, and a number of Tranche 1 PSUs and Tranche 2 PSUs vesting determined based on a straight line interpolation if the share price is between $8,000 and $40,000.00 or $80,000.00, respectively. In addition, if there is a change in control that is principally negotiated and approved by, and recommended to the Company’s stockholders by a special committee of independent directors, which committee does not include Mr. Chadha, and neither Mr. Chadha or any of its affiliates is directly or indirectly an equity holder of the acquiring company, and the Tranche 1 PSUs are not assumed by an acquiror in connection with such transaction, all of his then unvested Tranche 1 PSUs will vest, and the Tranche 2 PSUs would be eligible for the pro rata vesting described above.
Employment Agreement with Mr. Yannamani
On July 26, 2022, Exela Technologies BPA, LLC, a subsidiary of Exela Technologies, Inc., entered into an employment agreement with Suresh Yannamani, pursuant to which Mr. Yannamani serves as the subsidiary’s chief executive officer. The agreement provides for an initial one-year term, with automatic renewals thereafter. While employed, Mr. Yannamani will be paid an annual base salary of $422,500, subject to annual review, and is eligible to participate in the Exela Technologies, Inc. Executive Bonus Plan with a bonus target of 100% of his annual base salary, and a maximum bonus of 250% of his annual base salary, subject to the achievement of applicable performance objectives and the other terms and conditions of the bonus plan. In addition, the agreement provides that in the event of Mr. Yannamani’s termination of employment by the Company without cause or if he resigns with good reason (as each such term is defined in his employment agreement), and executes a release of claims, he will be entitled to: (i) an amount equal to two times his annual base salary payable over a 12 month period, (ii) an amount equal to two times his target bonus amount payable on the first to occur of: (A) when executive bonuses are paid to similarly situated executives of the subsidiary and (B) March 15th of the calendar year following the year of his termination of employment, and (iii) up to 18 months continuation of medical coverage at the subsidiary’s expense. If he experiences a qualifying termination of employment within one year of a change of control (as defined in the agreement), Mr. Yannamani is entitled to the forgoing severance benefits, as well as a lump sum amount equal to his prorated target bonus through his termination date for the year of his qualifying termination. In addition, in the event of his qualifying termination of employment, any equity awards granted to Mr. Yannamani during the term of his employment will immediately vest and become exercisable. The agreement also subjects Mr. Yannamani to an indefinite confidentiality provision and covenants not to solicit any employees, officers, and current or prospective customers of the subsidiary during the term of his employment and for one year after the termination of his employment for any reason. In connection with his entry into the agreement, Mr. Yannamani ceased being President of the registrant.
Transition Agreement with Mr. Cogburn
The Company and Mr. Cogburn entered into a transition agreement dated March 31, 2022, pursuant to which Mr. Cogburn transitioned his role, and which provided for his entry into a consulting agreement whereby he agreed to provide consulting services as reasonably requested by the Company from time to time through April 30, 2023. In consideration for these services among other things, Mr. Cogburn was entitled to: (i) a cash severance payment of $565,000.00, less all applicable withholdings and deductions payable within five business days, (ii) consulting fees that are to be paid in two installments of $562,500.00, the first installment was paid in November 2022, and the second installment is to be paid during May 2023, and (iii) an amount of up to $30,000 ($1,250 per month) as reimbursement for certain insurance expenses for up to 24 months following Mr. Cogburn’s last date of employment. The transition agreement also provides that Mr. Cogburn will not be deemed to have experienced a termination of service with respect to (and will continue to vest in) his outstanding stock options until such time as he ceases to serve as a member of the Board, and the expiration date of such options will be extended until the earlier to occur of (x) two years following his last date of service on the Board, and (y) the original expiration date of such options. As a member of the Board, Mr. Cogburn is also entitled to receive compensation in accordance with the Company’s non-employee director compensation policy (except that Mr. Cogburn was not entitled to the initial equity grant that is provided to newly appointed non-employee directors and his remuneration for 2022 was pro-rated based on the number of days he was not an employee).
Short-Term Incentives
The Company has adopted the Executive Officer Annual Bonus Plan. The plan first became effective November 6, 2019 and provides for potential awards of up to 100% of a participant’s base salary based on attainment of performance goals tied to Company performance and payable in the calendar year following the year in which performance is measured.
The Compensation Committee did not approve any bonuses for our named executive officers in 2022, but reserved the right to award discretionary bonuses for 2022 at a later date in 2023. In November 2023, the Compensation Committee approved retention bonuses of $1,900,000, $622,546 and $422,500 for each of Messrs. Chadha, Brown and Yannamani in recognition of their service in 2022 and 2023 and to encourage their retention. For clarity, all such retention bonuses are expected to be paid in 2024, but were reported in the bonus column of the Summary Compensation Table for 2023.
Stock Plans, Health and Welfare Plans, and Retirement Plans
2018 Stock Incentive Plan
The Company currently maintains the 2018 Stock Incentive Plan, which was approved by our Board of Directors on December 19, 2017 and subsequently approved by a majority of our stockholders by written consent on December 20, 2017. The 2018 Stock Incentive Plan became effective on January 17, 2018, and there were originally 695 shares of our Common Stock reserved for issuance under our 2018 Stock Incentive Plan. On December 31, 2021, the stockholders of the Company approved our Amended and Restated 2018 Stock Incentive Plan, increasing the number of shares of Common Stock reserved for issuance from an original 695 shares to 4,462, which amendment and restatement was subsequently rescinded by the Company following a lawsuit that was filed against the Company alleging that the Company did not properly count the broker non-votes on such matter, and that as a result the 2018 Stock Incentive Plan in its amended and restated form was not properly approved. Although the Company believed that it had meritorious defenses to such suit, the Company determined that it would be less expensive to ask our stockholders to reapprove the amendment and restatement of the 2018 Stock Incentive Plan at the June 27, 2022 Annual Meeting, than to litigate the suit through to vindication of the Company’s position. As a consequence, the increased 4,462 share reserve was approved by our stockholders at our 2022 Annual Meeting thereby mooting the lawsuit.
The 2018 Plan is administered by the Compensation Committee of our Board of Directors. Under the 2018 Plan, the Company is authorized to issue shares of our Common Stock to eligible participants in the form of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards and other awards that may be settled in or based on our Common Stock. We did not issue any equity awards under the 2018 Plan during 2022 or 2023.
Health and Welfare Plans
Our named executive officers are eligible to participate in our employee benefits plans, including our medical, dental, vision, life, disability, health and dependent care flexible spending accounts and accidental death and dismemberment benefit plans, in each case on the same basis as all of our other employees.

Retirement Plan
We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. Employees who meet the eligibility requirements may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. All employee and employer contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Pre-tax contributions by participants and contributions that we may make to the plan and the income earned on those contributions are generally not taxable to participants until withdrawn, and all contributions are generally deductible by us when made. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee is 100% vested in his or her pre-tax deferrals when contributed and any employer contributions vest ratably over four years. The plan provides for a discretionary employer matching contribution; however, we currently do not make any matching contributions to the plan and did not make any matching contributions in 2022 or 2023.
Other Compensation Policies and Practices
Insider Trading Policy
Our Insider Trading Policy provides that employees, including our executive officers and the members of our Board of Directors, are prohibited from engaging in transactions in our securities if such employee possesses material, non-public information about the Company. In addition, certain persons covered by our Insider Trading Policy must advise our General Counsel before effectuating any transaction in our securities.
Stock Ownership Guidelines
On December 19, 2017, our Board of Directors adopted Stock Ownership Guidelines for our non-employee directors, Chief Executive Officer, Chief Financial Officer and our other executive officers who report directly to our Chief Executive Officer, which we refer to here as covered persons. Our Stock Ownership Guidelines provide that within five years after first becoming subject to the guidelines, each covered person should own shares of our Common Stock with a specified fair market value, which is three times the annual retainer fee in the case of non-employee directors, six times annual base salary in the case of our Chief Executive Officer, three times annual base salary in the case of our Chief Financial Officer and one and one-half times annual base salary in the case of all other covered persons. Covered persons must retain their equity until their required ownership amount is met; provided that each covered person is at all times permitted to sell a portion of the shares of our Common Stock underlying his or her equity-based awards to the extent necessary to satisfy any withholding taxes due in connection with such awards. Included in a covered person’s ownership amount for purposes of the Stock Ownership Guidelines are (i) one half of the fair market value of the shares of our Common Stock underlying vested stock options (to the extent the fair market value exceeds the applicable exercise price); and (ii) one half of the shares of our Common Stock subject to all vested and deferred restricted stock units. Shares of our Common Stock underlying unvested equity awards are not counted towards determining a covered person’s stock ownership.

Outstanding Equity Awards at Fiscal Year End
	Number of securities underlying unexercised options (#) exercisable(1)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares of units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(4)
Par Chadha	—	—	—	—	—	—	2,125	$7,140
Matthew T. Brown	5	—	$71,760.00	8/31/28	—	—	—	—
	5	—	$15,600.00	8/26/29	—	—	—	—
Suresh Yannamani	9	—	$71,760.00	8/31/28	—	—	—	—
	9	—	$15,600.00	8/26/29	—	—	—	—
Shrikant Sortur	6	—	$71,760.00	8/31/28	—	—	—	—
	6	—	$15,600.00	8/26/29	—	—	—	—
Ronald Cogburn	9	—	$71,760.00	8/31/28	—	—	—	—
	9	—	$15,600.00	8/26/29	—	—	—	—

(1)
The number of shares and exercise price reported reflect the equitable adjustments made to the options to reflect the reverse splits of our shares that have occurred following the date of issue.

(2)
The named executive officers were not issued any new grants during 2023 and there were no outstanding unit grants held by the named executive officers at the end of 2023 other than the performance units described below.

(3)
The Company issued 2,125 performance units to Mr. Chadha in September 2021 that have not vested. For a description of the vesting conditions for Mr. Chadha’s performance units please see “— Narrative to Summary Compensation Table — Letter Agreement with Par Chadha” above.

(4)
Based on $3.36 closing share price of Common Stock on December 29, 2023.

Potential Payments Upon Termination or Change in Control
The following summaries describe the potential payments and benefits that we would provide to our named executive officers who do not have employment agreements or transition agreements with us in connection with a termination of employment and/or a change in control, assuming the applicable triggering event occurred on December 31, 2023.
For a description of the severance payments and benefits made available to each of Mr. Chadha and Mr. Yannamani, and the amount of severance payments and benefits paid to Mr. Cogburn in connection with his termination of employment, please see “— Narrative to Summary Compensation Table — Executive Employment Agreements — Letter Agreement with Par Chadha”, “— Narrative to Summary Compensation Table — Executive Employment Agreements — Employment Agreement with Suresh Yannamani” and “— Narrative to Summary Compensation Table — Executive Employment Agreements — Transition Agreement with Ron Cogburn” above.
Severance Benefits
Except as may otherwise be set forth in an employment agreement, each of our named executive officers is eligible for severance benefits pursuant to our current severance policy equal to continued payment of his or her base salary for a period of three weeks for each year of service, up to a maximum of 16 weeks. Our severance policy may be amended or terminated at any time in our sole discretion.

Vesting and Settlement of Outstanding Equity Awards
As of December 31, 2023, our named executive officers only held vested stock options granted pursuant to our 2018 Plan (the options that remained subject to vesting as of December 31, 2022, vested on Autust 31, 2023) . The 2018 Plan provides that in the event of a significant “corporate event,” as defined therein, each outstanding award will be treated as the administrator determines. In addition, unless otherwise provided in an award agreement, with respect to each outstanding equity award under the 2018 Plan that is assumed or substituted in connection with a change in control, the vesting, payment, purchase or distribution of such award may not be accelerated by reason of the change in control for any award holder unless the award holder experiences an involuntary termination as a result of the change in control. For these purposes, an award holder will be deemed to experience an involuntary termination as a result of a change in control if the award holder experiences a termination other than for cause, or otherwise experiences a termination under circumstances which entitle the award holder to mandatory severance payment(s) pursuant to applicable law.
Pay Versus Performance
The following pay versus performance disclosure is required by rules recently adopted by the SEC in the fall of 2022. The disclosure required for smaller reporting companies consists of a Pay Versus Performance table and reconciliation of the information reported in the table. The SEC believes this disclosure will help stockholders better evaluate the link between executive pay and performance, both for the Company on a stand-alone basis and as compared to other publicly traded companies.
The pay versus performance table is highly regulated and requires pay disclosure that is significantly different than what we have customarily provided in the Summary Compensation Table and the other executive compensation tables in prior years. The table currently provides SEC mandated compensation data for fiscal years 2021, 2022 and 2023 for our Named Executive Officers (“NEOs”), along with certain financial performance measures. In reviewing the table, our stockholders should note the following:
•
The amounts in columns (b) and (d) of the table are taken from or derived directly from the total compensation paid to the relevant NEOs as reported in this year’s or prior years’ Summary Compensation Tables;

•
The “compensation actually paid” in columns (c) and (e) represents a new type of compensation disclosure mandated by the SEC, the intent of which is to try and isolate the amount of compensation earned by the relevant NEO(s) in each year. To calculate “compensation actually paid,” we are required to start with the totals for that year as reported in the Summary Compensation Table, deduct the Summary Compensation Table values for stock and option awards, and then add back amounts for new and previously outstanding stock and option awards in a manner mandated by the SEC. The disclosure and calculations are complex and can be confusing, and the amounts determined in accordance with the rules often bear no relation to the money or the economic value received or monetized by a particular NEO in the given year. We therefore caution that the term “compensation actually paid” should not be read literally and may not actually reflect the “take home” amounts received by our NEOs in a given year;

•
The SEC rules require that we include in the Pay Versus Performance table information regarding our U.S. GAAP net income results. U.S. GAAP net income was not a performance metric in any of our compensation programs and did not affect the compensation awarded to our NEOs for the years covered by the Pay Versus Performance Table. We are nonetheless required to include such information in the table and we urge our investors to keep in mind that U.S. GAAP net income did not drive the amount of pay awarded to or realized by our NEOs.

Pay Versus Performance Table
Year (a)	Summary Compensation Table Total for PEO P. Chadha(1) (b)	Summary Compensation Table Total for PEO R. Cogburn(1) (b)	Compensation Actually Paid to PEO P. Chada(2) (c)	Compensation Actually Paid to PEO R. Cogburn(3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs(4)(5) (e)	Value of Initial Fixed $100 Investment based on Total Shareholder Return (f)	Net Income (h)
2023	$2,900,000	$—	$2,900,000	$—	$934,623	$934,623	$20.49	$-124,433,000
2022	$1,128,626	$2,028,750	$1,128,626	$2,028,750	$414,613	$414,613	$0.33	$-415,581,000
2021	$16,110,924	$422,500	$7,270,924	$422,500	$1,241,100	$1,189,722	$70.42	$-142,390,000

(1)
Mr. Cogburn served as our principal executive officer (PEO) until May 15, 2022. Mr. Chadha, our Executive Chairman, has acted in a similar capacity since May 15, 2022.

(2)
The following table contains a reconciliation of the amounts reflected in the Summary Compensation Table for Mr. Chadha for each year covered in the pay for performance table above (as reported in column (b), above) as compared to the Compensation Actually Paid to Mr. Chadha for each such covered year (as reported in column (c), above).

	2021	2022	2023
Summary Compensation Table total for Mr. Chadha for the covered year	$16,110,924	$1,128,626	$2,900,000
Less Stock awards as reported in the Summary Compensation Table for the covered year	$12,847,500	$—	$—
Plus Fair value of stock awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year(1)	$4,007,500	$—	$—
Plus (Minus) Change in fair value as of the end of the covered fiscal year of stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$—	$—	$—
Plus Fair value of stock awards that are granted and vest in the covered fiscal year	$—	$—	$—
Plus Change in fair value as of the vesting date of any stock awards granted in a prior fiscal year that vest during the covered fiscal year	$—	$—	$—
Less Fair value as of the end of the prior fiscal year of all stock awards forfeited during the covered fiscal year	$—	$—	$—
Plus The dollar value of all dividends or dividend equivalent amounts paid on awards in the covered fiscal year	$—	$—	$—
Compensation Actually Paid to Mr. Chadha for the covered year	$7,270,924	$1,128,626	$2,900,000

(1)
Mr. Chadha was granted restricted stock units having a value of $140,000 on December 31, 2021 for service as a nonemployee director in 2021 prior to his appointment as Executive Chairman. These units were settled in cash during 2022 as described in the footnotes to the Director Compensation Table. In addition, on September 14, 2021, the Company granted Mr. Chadha performance units with a market performance condition (as described in the Narrative to Summary Compensation Table — Executive Employment Agreements — Letter Agreement with Mr. Chadha). The fair value of these performance units as accounted for in the Company’s financial statements as of December 31, 2021 was less than forty percent of the grant date fair value as reported in the

Summary Compensation Table. This value was not adjusted for accounting purposes as of December 31, 2022 or December 31, 2023. For additional information, including a discussion of the assumptions used to calculate these values, please see note 16 to our consolidated financial statements included in our Annual Report. To date, this award has not vested and, as of December 30, 2022 (the last trading day of 2022), the fair market value of the shares underlying this award (determined by multiplying our closing price on December 30, 2022 by the number of shares subject to the award) was $34,850. As of December 29, 2023 (the last trading day of 2023), the fair market value of the shares underlying this award (determined by multiplying our closing price on December 29, 2023) by the number of shares subject to the award) was $7,140. Mr. Chadha has not received any cash compensation in respect of these performance units.
(3)
The following table contains a reconciliation of the amounts reflected in the Summary Compensation Table for Mr. Cogburn for each year covered in the pay for performance table above (as reported in column (b), above) as compared to the Compensation Actually Paid to Mr. Cogburn for each such covered year (as reported in column (c), above).

	2021		2022		2023
Summary Compensation Table total for Mr. Cogburn for the covered year		$422,500		$2,028,750	N/A
Less Stock awards as reported in the Summary Compensation Table for the covered year		$—		$—	N/A
Plus Fair value of stock awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year		$—		$—	N/A
Plus (Minus) Change in fair value as of the end of the covered fiscal year of stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year		$—		$—	N/A
Plus Fair value of stock awards that are granted and vest in the covered fiscal year		$—		$—	N/A
Plus Change in fair value as of the vesting date of any stock awards granted in a prior fiscal year that vest during the covered fiscal year	$	—(1)	$	—(1)	N/A
Less Fair value as of the end of the prior fiscal year of all stock awards forfeited during the covered fiscal year		$—		$—	N/A
Plus The dollar value of all dividends or dividend equivalent amounts paid on awards in the covered fiscal year		$—		$—	N/A
Compensation Actually Paid to Mr. Cogburn for the covered year		$422,500		$2,028,750	N/A

(1)
Exercise prices of all of the outstanding options as of each year-end were higher than the market price of the shares of the Company. Therefore, aggregate intrinsic values were zero.

(4)
The following table contains a reconciliation of the amounts reflected in the Summary Compensation Table for Mr. Brown for each year covered in the pay for performance table above (as reported in column (b), above) as compared to the Compensation Actually Paid to Mr. Brown for each such covered year (as reported in column (c), above).

	2021	2022	2023
Summary Compensation Table total for Mr. Brown for the covered year	N/A	N/A		$1,024,246
Less Stock awards as reported in the Summary Compensation Table for the covered year	N/A	N/A		$—
Plus Fair value of stock awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year	N/A	N/A		$—
Plus (Minus) Change in fair value as of the end of the covered fiscal year of stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	N/A	N/A		$—
Plus Fair value of stock awards that are granted and vest in the covered fiscal year	N/A	N/A		$—
Plus Change in fair value as of the vesting date of any stock awards granted in a prior fiscal year that vest during the covered fiscal year	N/A	N/A	$	—(1)
Less Fair value as of the end of the prior fiscal year of all stock awards forfeited during the covered fiscal year	N/A	N/A		$—
Plus The dollar value of all dividends or dividend equivalent amounts paid on awards in the covered fiscal year	N/A	N/A		$—
Compensation Actually Paid to Mr. Brown for the covered year	N/A	N/A		$1,024,246

(1)
Exercise prices of all of the outstanding options as of each year-end were higher than the market price of the shares of the Company. Therefore, aggregate intrinsic values were zero.

(5)
The following table contains a reconciliation of the amounts reflected in the Summary Compensation Table for Mr. Yannamani for each year covered in the pay for performance table above (as reported in column (b), above) as compared to the Compensation Actually Paid to Mr. Yannamani for each such covered year (as reported in column (c), above).

	2021	2022		2023
Summary Compensation Table total for Mr. Yannamani for the covered year	N/A		$422,725		$845,000
Less Stock awards as reported in the Summary Compensation Table for the covered year	N/A		$—		$—
Plus Fair value of stock awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year	N/A		$—		$—
Plus (Minus) Change in fair value as of the end of the covered fiscal year of stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	N/A		$—		$—
Plus Fair value of stock awards that are granted and vest in the covered fiscal year	N/A		$—		$—
Plus Change in fair value as of the vesting date of any stock awards granted in a prior fiscal year that vest during the covered fiscal year	N/A	$	—(1)	$	—(1)
Less Fair value as of the end of the prior fiscal year of all stock awards forfeited during the covered fiscal year	N/A		$—		$—
Plus The dollar value of all dividends or dividend equivalent amounts paid on awards in the covered fiscal year	N/A		$—		$—
Compensation Actually Paid to Mr. Yannamani for the covered year	N/A		$422,725		$845,000

(1)
Exercise prices of all of the outstanding options as of each year-ends were higher than the market price of the shares of the Company. Therefore, aggregate intrinsic values were zero.

(6)
The following table contains a reconciliation of the amounts reflected in the Summary Compensation Table for Mr. Sortur for each year covered in the pay for performance table above (as reported in column (b), above) as compared to the Compensation Actually Paid to Mr. Sortur for each such covered year (as reported in column (c), above).

	2021		2022		2023
Summary Compensation Table total for Mr. Sortur for the covered year		$1,241,100		$406,500	N/A
Less Stock awards as reported in the Summary Compensation Table for the covered year		$77,700		$—	N/A
Plus Fair value of stock awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year(1)		$26,322		$—	N/A
Plus (Minus) Change in fair value as of the end of the covered fiscal year of stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year		$—		$—	N/A
Plus Fair value of stock awards that are granted and vest in the covered fiscal year		$—		$—	N/A
Plus Change in fair value as of the vesting date of any stock awards granted in a prior fiscal year that vest during the covered fiscal year	$	—(1)	$	—(1)(2)	N/A
Less Fair value as of the end of the prior fiscal year of all stock awards forfeited during the covered fiscal year		$—		$—	N/A
Plus The dollar value of all dividends or dividend equivalent amounts paid on awards in the covered fiscal year		$—		$—	N/A
Compensation Actually Paid to Mr. Sortur for the covered year		$1,189,722		$406,500	N/A

(1)
The Restricted Stock Units granted to Mr. Stortur had a grant date fair value of $77,700, which was $26,322 based on the price of one share of common stock on December 31, 2021. When the shares vested in 2022 they had a value of $15,021. No adjustment was made to the table to reflect this.

(2)
Exercise prices of all of the outstanding options as of each of the year end were higher than the market price of the shares of the Company. Therefore, aggregate intrinsic values were zero.

EXECUTIVE OFFICERS
The following table sets forth the name, age, and position of each of our executive officers as of the Record Date:
Name	Age	Positions Held
Par Chadha*	69	Executive Chairman
Matthew Brown	38	Interim Chief Financial Officer
Suresh Yannamani	58	Chief Executive Officer, Exela Technologies BPA
Srini Murali	51	President, Exela Technologies BPA

*
Biographical information about Mr. Chadha is provided above in the section entitled “Proposal No. 1 — Election of Directors.”

Matthew Brown is the Interim Chief Financial Officer at Exela Technologies, Inc. Since May 2022, Mr. Brown has served as President of ETI-MNA, the Company’s investment portfolio management entity, tasked with increasing shareholder value by strategically purchasing, developing, and selling operating businesses. Mr. Brown joined the Company in July 2017 as Global Head of Business Strategy to oversee the Company’s digital transformation strategy. Mr. Brown was also instrumental in identifying and leading the divestiture, acquisition, and integration of several operating businesses on behalf of the Company. As the Global Head of Business Strategy, Mr. Brown led the teams responsible for driving strategic initiatives and go-to-market priorities to deliver maximum value for the Company’s customers through integrated solution suites. Prior to joining the Company, from 2007 to 2017 Mr. Brown served in various roles at HGM, a family office and buyout fund with diversified professional capabilities, ultimately serving as a Senior Vice President at HGM from 2016 to 2017. In this role, Mr. Brown provided a broad range of services across strategy, financial, legal, consulting, digital transformation, and venture creation to HGM’s portfolio companies. During his tenure with HGM, Mr. Brown led all stages of the mergers and acquisitions life cycle, including supporting transitional operations and management of integration synergies, and participated in recapitalizations of over $4 billion in new equity and debt. Mr. Brown graduated summa cum laude from the University of California, San Diego, with a B.S. degree in electrical engineering.
Suresh Yannamani is Chief Executive Officer of Exela Technologies BPA since July 2022, and before that served as our President since the closing of the Novitex Business Combination and President, Americas of SourceHOV from 2011 until the closing of the Novitex Business Combination, and has been a part of companies that were predecessors to Exela since 1997. Mr. Yannamani oversees strategy for healthcare, financial services and commercial industries. Mr. Yannamani was also President of HOV Services, LLC from 2007 to 2011, serving customers in the healthcare, financial services, insurance and commercial industries. Mr. Yannamani was the Executive Vice President of BPO services for Lason from 1997 to 2007 prior to its acquisition by HOV Services, LLC. Mr. Yannamani also served in management roles at IBM from 1995 to 1997, managing the design, development, and implementation of financial management information systems for the public sector and worked for Coopers & Lybrand as a consultant in public audits from 1992 to 1994. Mr. Yannamani has a bachelor’s degree in Chemistry from the University of London and holds an MBA from Eastern Michigan University.
Srini Murali is President of Exela Technologies BPA since July 2022, and before that served as our President, Americas and APAC from January 2019 and as Chief Operating Officer Americas and APAC from the Novitex Business Combination. He is responsible for all sales, operations and business strategy functions across the Americas and Asia Pacific. Prior to the Novitex Business Combination, Mr. Murali served as Senior Vice President, Operations for the Americas and APAC regions for SourceHOV, creating global operating strategies, developing client relationships, and overseeing compliance. Mr. Murali has been a part of predecessor companies to SourceHOV since 1993. During his tenure, Mr. Murali has held analysis, product development, IT, and operational roles. In 2010, Mr. Murali took on a broader scope of responsibility as SourceHOV’s Senior Vice President of Global Operations and IT. Mr. Murali has served in executive-level leadership roles at companies that preceded SourceHOV since 2007, when he was appointed Vice President of IT and Technology. Prior to these management roles, Mr. Murali served as Director of Information Technology for Lason from 2002 to 2007, and as an Application Development Manager for Lason from 1998 to 2002. Before joining Lason, Mr. Murali worked as a Systems Engineer for Vetri Systems from 1996 to 1998. Mr. Murali graduated with a bachelor’s degree in mathematics and statistics from Loyola College, Chennai, and earned an MBA from Davenport University, Michigan.

OWNERSHIP OF EQUITY SECURITIES
Principal Holders of Common Stock
Based upon public filings and other information available to the Company, as of the Record Date, the Company is not aware of any person who may be deemed to be a beneficial owner of 5% or more of the outstanding shares of Common Stock because they possessed or shared voting or investment power with respect to the shares of Common Stock.
Common Stock Ownership by Directors and Executive Officers
The following table presents the number of shares of Common Stock beneficially owned by the directors, the nominees for director, the named executive officers and all directors, nominees for director and named executive officers as a group as of the Record Date. Individuals have sole voting and dispositive power over the stock unless otherwise indicated in the footnotes.
Name of Individual	Ownership(1)	Percent of Class(1)
Par S. Chadha(2)	3,688	*
Sharon Chadha(3)	3,688	*
James G. Reynolds(4)	323	*
Martin P. Akins(5)	28	*
Marc A. Beilinson(6)	25	*
J. Coley Clark(7)	21	*
Ronald C. Cogburn(8)	50	*
Matthew T. Brown(9)	48	*
Suresh Yannamani(10)	74	*
All directors, named executive officers and other executive officers as a group (10 persons)(11)	4,304	*

*
Represents holdings of less than one percent.

(1)
Percent of class refers to percentage of class beneficially owned as the term “beneficial ownership” is defined in Rule 13d-3 under the Securities Exchange Act of 1934 and is based upon the 6,365,351 shares of Common Stock outstanding as of the Record Date. Shares of our Common Stock issuable upon exercise of options, warrants, vesting of restricted stock units or other rights or the conversion of other convertible securities beneficially owned that are exercisable or convertible within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding such securities and rights and all executive officers and directors as a group. For purposes of this table, Series A Perpetual Convertible Preferred Stock (“Series A Preferred Stock”) converting at a rate of 0.000149 per share and Series B Preferred Stock converting at a rate of 0.00548 per share as of the Record Date and held by the applicable holder are reported on an as converted to Common Stock basis.

(2)
Mr. Chadha individually owns 354 shares of Common Stock and 10,438 shares of Series B Preferred Stock. Mr. Chadha is a member of HGM or its affiliates and may be deemed to beneficially own the shares of Common Stock, Series B Preferred Stock and Series B Preferred Stock beneficially owned by HandsOn Global Management, LLC and its affiliates, including Adesi 234 LLC, HandsOn 3, LLC, HOF 2 LLC, and HOVS LLC (collectively, “HGM”) under Rule 13d-3. By virtue of his control of HGM, Mr. Chadha, may be deemed to beneficially own, and the table above reflects, shares of Common Stock attributable to HGM, in addition to shares of Common Stock issuable upon conversion of 2,037,897 shares of the Series A Preferred Stock and 535,262 shares of the Series B Preferred Stock held by HGM. In addition, Mr. Chadha may also be deemed to beneficially own the shares beneficially owned by Mrs. Chadha, which shares are also included in his total in the table above.

(3)
Mrs. Chadha individually owns 7 shares of Common Stock (and is eligible to receive 8 shares upon vesting RSUs immediately prior to the annual meeting) and 4,640 shares of Series B Preferred Stock. Her shares may be deemed to be included in the numbers of shares attributed to Mr. Chadha due to their marriage (and have been included in his total above), and, due to their marriage, Mrs. Chadha may be deemed to beneficially own the shares controlled by him, thus she reports the same number of shares as Mr. Chadha without duplication in the total.
(4)
Shares reported include shares issuable upon conversion of 114,770 shares of Series A Preferred Stock and 37,500 shares of Series B Preferred Stock. Except for any shares of Common Stock owned individually by Mr. Reynolds and vested options to purchase 18 shares of Common Stock, shares are held by SoNino LLC, which Mr. Reynolds controls.

(5)
Shares reported include shares issuable upon conversion of 1,270 shares of Series B Preferred Stock. Mr. Akins owns certain shares jointly with his spouse, all of which he is deemed to beneficially own.

(6)
Shares reported include shares issuable upon conversion of 1,425 shares of Series B Preferred Stock.

(7)
Shares reported include shares issuable upon conversion of 1,131 shares of Series B Preferred Stock.

(8)
Shares reported include vested options to purchase 18 shares of Common Stock and shares issuable upon conversion of 10,494 shares of Series A Preferred Stock and 3,847 shares of Series B Preferred Stock.

(9)
Shares reported include vested options to purchase 10 shares of Common Stock and shares issuable upon conversion of 10,494 shares of Series A Preferred Stock and 6,772 shares of Series B Preferred Stock.

(10)
Shares reported include vested options to purchase 18 shares of Common Stock and shares issuable upon conversion of 17,836 shares of Series A Preferred Stock and 9,784 shares of Series B Preferred Stock.

(11)
Shares reported include 8 restricted stock units, vested options to purchase 81 shares of Common Stock and shares issuable upon conversion of 2,187,918 shares of Series A Preferred Stock and 612,249 shares of Series B Preferred Stock.

Series A Preferred Stock
The following table presents the number of shares of Series A Preferred Stock beneficially owned by the directors, the named executive officers and all directors, named executive officers as a group as of the Record Date. Individuals have sole voting and dispositive power over the stock unless otherwise indicated in the footnotes.
Name of Individual	Ownership(1)	Percent of Class(1)
Par S. Chadha(2)	2,037,897	73.4%
Sharon Chadha(2)	2,037,897	73.4%
James G. Reynolds(3)	114,770	4.1%
Martin P. Akins	—	—
Marc A. Beilinson	—	—
J. Coley Clark	—	—
Ronald C. Cogburn	10,494	*
Matthew T. Brown	4,284	*
Suresh Yannamani	17,836	*
All directors, named executive officers and other executive officers as a group (10 persons)	2,187,918	78.8%

*
Represents holdings of less than one percent.

(1)
Percent of class refers to percentage of class beneficially owned as the term “beneficial ownership” is defined in Rule 13d-3 under the Exchange Act and is based upon the 2,778,111 shares of Series A Preferred Stock outstanding as of The Record Date.

(2)
Includes 2,037,897 shares owned by HGM.

(3)
Shares are held by SoNino LLC, which Mr. Reynolds controls.

Series B Preferred Stock and Tandem Preferred Stock
The following table presents the number of shares of Series B Preferred Stock and Tandem Preferred Stock beneficially owned by the directors, the named executive officers and all directors, named executive officers as a group as of the Record Date. Individuals have sole voting and dispositive power over the stock unless otherwise indicated in the footnotes.
Name of Individual	Ownership(1)	Percent of Class(1)
Par S. Chadha(2)	550,340	18.2%
Sharon Chadha(2)	550,340	18.2%
James G. Reynolds(3)	37,500	1.2%
Martin P. Akins	1,270	*
Marc A. Beilinson	1,425	*
J. Coley Clark	1,131	*
Ronald C. Cogburn	3,847	*
Matthew T. Brown	6,772	*
Suresh Yannamani	9,784	*
All directors, named executive officers and other executive officers as a group (10 persons)	612,249	20.4%

*
Represents holdings of less than one percent.

(1)
Percent of class refers to percentage of class beneficially owned as the term “beneficial ownership” is defined in Rule 13d-3 under the Exchange Act and is based upon the 3,029,900 shares of Series B Preferred Stock outstanding as of The Record Date.

(2)
Includes 535,262 shares owned by HGM.

(3)
Shares are held by SoNino LLC, which Mr. Reynolds controls

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We have adopted a written policy requiring that any related person transaction that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act be reviewed and approved by our audit committee or, if the audit committee is not able to review the transaction for any reason, the chairman of the audit committee. Compensation matters regarding our executive officers or directors are reviewed and approved by our compensation committee. All relevant factors with respect to a proposed related person transaction will be considered, and such a transaction will only be approved if it is in our and our stockholders’ best interests. Related persons include our major stockholders and directors and officers, as well as immediate family members of directors and officers.
Exela participated in the following transactions with related persons that are required to be reported under the SEC’s rules:
Relationship with HandsOn Global Management
The Company incurred reimbursable travel expenses to HOVS LLC and HandsOn Fund 4 I, LLC (collectively, and together with certain of their affiliated entities managed by HandsOn Global Management LLC, including such entity, “HGM”) of $0 and less than $0.1 million for the three months ended June 30, 2023 and 2022, respectively, and less than $0.1 million for each of the six months ended June 30, 2023 and 2022. Certain members of our Board, including our Executive Chairman, Par Chadha, Sharon Chadha, Ron Cogburn, and James Reynolds are, have been, or may be deemed to be affiliated with HGM.
Pursuant to a master agreement dated January 1, 2015 between Rule 14, LLC and a subsidiary of the Company, the Company incurs marketing fees to Rule 14, LLC, a portfolio company of HGM. Similarly, the Company is party to ten master agreements with entities affiliated with HGM’s managed funds, each of which were entered into during 2015 and 2016. Each master agreement provides the Company with use of certain technology and includes a reseller arrangement pursuant to which the Company is entitled to sell these services to third parties. Any revenue earned by the Company in such third-party sale is shared 75%/25% with each of HGM’s venture affiliates in favor of the Company. The brands Zuma, Athena, Peri, BancMate, Spring, Jet, Teletype, CourtQ and Rewardio are part of the HGM managed funds. The Company has the license to use and resell such brands, as described therein. The Company incurred fees of $2.1 million and $1.6 million relating to these agreements for the three months ended June 30, 2023 and 2022, respectively. The Company incurred fees of $4.5 million and $3.1 million relating to these agreements for the six months ended June 30, 2023 and 2022, respectively.
Certain operating companies lease their operating facilities from HOV RE, LLC and HOV Services Limited, which are affiliates under common control with HGM. The rental expense for these operating leases was less than $0.1 million for each of the three months ended June 30, 2023 and 2022, and $0.1 million for each of the six months ended June 30, 2023 and 2022. In addition, HOV Services, Ltd. provides the Company data capture and technology services. The expense recognized for these services was approximately $0.5 million and $0.4 million for the three months ended June 30, 2023 and 2022, respectively, and $0.8 million and $0.7 million for the six months ended June 30, 2023 and 2022, respectively. These expenses are included in cost of revenue in the condensed consolidated statements of operations.
Consulting Agreement
The Company receives services from Oakana Holdings, Inc. The Company and Oakana Holdings, Inc. are related through a family relationship between certain stockholders and the president of Oakana Holdings, Inc. The expense recognized for these services was approximately less than $0.1 million, $0.2 million and $0.2 million for the years ended December 31, 2022, 2021 and 2020, respectively.
Subscription Agreements
During the year ended December 31, 2021, the Company entered into separate subscription agreements with five of its directors. Pursuant to these subscription agreements, the Company issued and sold 15, 39, 15, 19 and 9 shares of Common Stock to Sharon Chadha, Par Chadha, Martin Akins, J. Coley Clark and John

Rexford, respectively, for a purchase price of $0.1 million, $0.2 million, less than $0.1 million, $0.1 million and less than $0.1 million, respectively.
On July 21, 2022, the Company entered into a subscription agreement with its Executive Chairman. Pursuant to this subscription agreement, on August 11, 2022, the Company issued and sold 354 shares of Common Stock to Par Chadha for a purchase price of $0.1 million.
Subscription, Voting and Redemption Agreement
On May 19, 2022, the Company issued 1,000,000 shares of special voting preferred stock, par value $0.0001 per share (“Redeemable Special Voting Preferred Stock”) at par value of $100 to GP-HGM LLC, an entity affiliated with the Executive Chairman of the Company, pursuant to a certain subscription, voting and redemption agreement (the “Subscription, Voting and Redemption Agreement”). The Company designated 1,000,000 shares of its authorized and unissued preferred stock as special voting preferred stock and filed a certificate of designations, preferences, rights and limitations for the special voting preferred stock. The Executive Chairman of the Company was the designated manager of GP-HGM LLC. As a sole holder of the Redeemable Special Voting Preferred Stock, GP-HGM LLC was entitled to 20,000 votes per share, to be voted together and in proportion with the holders of the Company’s voting capital stock as a single class at the Company’s 2022 annual meeting of the stockholders on two specific proposals: (a) approval of the adoption of an amendment to the Company’s certificate of incorporation to effect a reverse split of its outstanding Common Stock (the “Reverse Stock Split Proposal”) and (b) approval of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of preferred stock from 20,000,000 shares to 40,000,000 shares. The shares of Redeemable Special Voting Preferred Stock were redeemed at par on June 28, 2022.
Employment Relationships
We have entered into the following related party employment relationships: Matt Reynolds, the brother of James Reynolds, our former chief financial officer and current director, is employed as our Vice President — Finance, and received a base salary of $169,067 for 2022; Andrej Jonovic, the son-in-law of the Executive Chairman and Mrs. Chadha, is employed as our Executive Vice President, Business Strategy and Corporate Affairs, and received a base salary of $408,140 for 2022. Neither of Messrs. Reynolds or Jonovic has received a bonus or incentive based compensation in respect of their services during 2022.
OWNERSHIP OF SPECIAL VOTING STOCK
As of the Record Date, all of the Special Voting Stock was held by GP-HGM LLC, an affiliate of HGM and an entity controlled by Mr. Chadha. The terms of the Special Voting Stock are set forth in a Certificate of Designation filed with the Secretary of State of the State of Delaware. The Special Voting Stock has an aggregate liquidation preference equal to its par value and is not entitled to vote on any matters other than Proposal 5 (the Amendment to Series B Certificate of Designations Proposal) and as required by Delaware law. All of the outstanding shares of Special Voting Stock will be redeemed for their par value following the Annual Meeting.
The holder of the Special Voting Stock, GP-HGM LLC, has entered into a voting agreement, providing that it will vote all shares of Special Voting Stock on Proposal 5 (the Amendment to Series B Certificate of Designations Proposal) in the same proportion as the votes cast by holders of Common Stock and Tandem Preferred Stock on Proposal 5 (the Amendment to Series B Certificate of Designations Proposal) (excluding abstentions and, if applicable, broker non- votes). By way of example, if holders of 40% in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock attend the meeting and, of that 40%, holders of 80% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote in favor of Proposal 5, and holders of 20% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote against Proposal 5, then the holder of the Special Voting Stock will cause 80% of the voting power of the outstanding shares of Special Voting Stock to be voted in favor of Proposal 5 and 20% of the voting power of the outstanding shares of Special Voting Stock to be voted against Proposal 5. By way of further example, if holders of 40% in voting power of the outstanding shares of Common Stock and Tandem Preferred Stock attend the meeting and, of that 40%, holders of 70% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote in favor of Proposal 5, and holders of 30% in voting power of the shares of Common Stock and Tandem Preferred Stock present vote against Proposal 5, then the holder of the Special Voting Stock will cause 70% of the voting power of the outstanding shares of Special Voting Stock to be voted in favor of Proposal 5 and 30% of the voting power of the outstanding shares of Special Voting Stock to be voted against Proposal 5.
OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our Common Stock to file reports with the SEC. During 2022, due to administrative hurdles experienced by the Company in connection with the closing of the Common Stock for the Series B Preferred Stock exchange in March 2022, Par Chadha, Sharon Chadha, Srinivasan Murali, Marc Beilinson, J. Coley Clark, James Reynolds, Shrikant Sortur, John Rexford and William Transier were one day late in filing their Section 16(a) reports resulting from the share exchange. During 2023, two Section 16(a) reports, each reporting transactions in our non-trading and non-publicly held stock by entities affiliated with our Executive Chairman, were inadvertently filed late.
Solicitation of Proxies
Exela pays all of the costs of soliciting proxies. The Company has engaged Advantage Proxy, Inc., to assist in the solicitation of proxies for the Annual Meeting. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Exela estimates that it will pay Advantage Proxy, Inc. a fee of approximately $50,000. Exela will also reimburse Advantage Proxy, Inc., for reasonable out-of-pocket costs and other agreed-upon expenses and will indemnify Advantage Proxy, Inc., and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our shares for their reasonable expenses in forwarding the Notice, paper copies of our proxy materials as requested by beneficial owners, and other soliciting materials to the beneficial owners.
Stockholder Proposals for 2025 Annual Meeting
Any stockholder who intends to present a proposal for inclusion in our proxy materials for our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must deliver the proposal to the Corporate Secretary of the Company at our principal executive offices, located at 2701 E. Grauwyler Rd., Irving, Texas 75061, not less than one hundred and twenty (120) days prior to the date of this Proxy Statement. However, if the date of next year’s Annual Meeting is changed by more than thirty (30) days from the date of this year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.
Any stockholder who intends to nominate a candidate for director election at the 2025 Annual Meeting of Stockholders or who intends to submit a proposal pursuant to our Bylaws without including such proposal in our proxy materials pursuant to Rule 14a-8 must deliver timely notice of the nomination or the proposal to the Corporate Secretary of the Company at our principal executive offices, located at 2701 E. Grauwyler Rd., Irving, Texas 75061, in the form provided in, and by the date required by, our Bylaws. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary not more than ninety (90) days and not less than sixty (60) days prior to our 2025 Annual Meeting; provided, however, that in the event that the date of annual meeting is more than thirty (30) days before or more than sixty (60) days after the one-year anniversary of the date of the preceding year’s annual meeting, notice by a stockholder, to be timely, must be delivered to or mailed and received by the Secretary no later than the ninetieth (90th) day prior to such annual meeting or, if later, the close of business on the tenth (10th) following the day on which the public announcement of the date of the annual meeting was first made. The written notice must include certain information and satisfy the requirements set forth in our Bylaws, a copy of which will be sent to any stockholder upon written request to the Corporate Secretary of the Company.
Communications with the Board
Stockholders and other interested parties wishing to communicate with the Board of Directors, the non- management directors or with an individual Board member concerning the Company may do so by writing to the Board, to the non-management directors or to the particular Board member and mailing the correspondence to Exela Technologies, Inc., 2701 E. Grauwyler Rd., Irving, Texas 75061, Attention: Secretary. If from a stockholder, the envelope should indicate that it contains a stockholder communication. All such communications will be forwarded to the director or directors to whom the communications are addressed.
Householding
Under SEC rules, a single set of proxy statements and annual reports may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. At the present time, we do not “household” for any of our stockholders of record. If a stockholder holds shares in street name, however, such beneficial holder’s bank, broker or other nominee may be delivering only one copy of our Proxy Statement and Annual Reports on Form 10-K to multiple stockholders of the same household who share the same address, and may continue to do so, unless such stockholder’s bank, broker or other nominee has received contrary instructions from one or more of the affected stockholders in the household. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our Annual Reports on Form 10-K to a stockholder at a shared address to which a single copy of the documents was delivered. A beneficial holder who wishes to receive a separate copy of our Proxy Statement and Annual Reports on Form 10-K, now or in the future, should submit this request by writing to Exela Technologies, Inc., 2701 E. Grauwyler Rd., Irving, Texas 75061, Attention: Investor Relations Department, or by calling our Investor Relations Department at (844) 935-2832. Beneficial holders sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future should contact their bank, broker or other nominee directly to request that only a single copy of each document be mailed to all stockholders at the shared address in the future. Stockholders of record receiving multiple copies of our Proxy Statement and Annual Reports on Form 10-K may request householding by contacting our Investor Relations Department either in writing or by telephone at the above address or phone number.

Access to Virtual-only Meeting and Participation at the Annual Meeting
As described in the Notice and Proxy Statement, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on April 17, 2024, the Record Date. You will not be able to attend the Annual Meeting in person. Instead, you can attend the Annual Meeting by accessing the meeting center at www.virtualshareholdermeeting.com/XELA 2024.
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Stockholders of Record: If you were a stockholder of record at the close of business on April 17, 2024 (i.e. your shares are held in your own name in the records of our transfer agent), you can attend the Annual Meeting by accessing the meeting center www.virtualshareholdermeeting.com/XELA 2024 entering the 16-digit control number on the proxy previously received.

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Beneficial Owners: If you were a beneficial owner of Common Stock at the close of business on April 17, 2024 (i.e., your shares are held by your broker in “street name”), you can attend the Annual Meeting by accessing the meeting center at www.virtualshareholdermeeting.com/XELA 2024 and entering the 16-digit control number found on the notice and instructions received from your broker or other nominee.

If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting as a guest, but you will not be able to vote your shares or submit questions during the Annual Meeting.
Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, ask questions, and vote your shares, are posted at www.virtualshareholdermeeting.com/XELA 2024.
Stockholders will also be able to submit questions through the platform being used for the Annual Meeting. Stockholders may ask questions that are confined to matters properly presented at the Annual Meeting and of general concern to the Company.
The Annual Meeting will begin promptly at 10:00 AM Central Time on June 13, 2024. We encourage you to access the Annual Meeting prior to the start time. Online access will open approximately at 9:45 a.m. Central Time, and you should allow ample time to log in to the Annual Meeting and test your computer audio system. We recommend that you carefully review in advance the procedures needed to gain admission to the Annual Meeting.
Technical Difficulties
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log in page.
The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong Internet connection wherever they intend to participate in the Annual Meeting. You should also give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY IN ADVANCE OF THE ANNUAL MEETING.

ANNEX A
EXELA TECHNOLOGIES INC.
2024 STOCK INCENTIVE PLAN
Effective         , 2024
1.   Purpose.
The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based and cash-based incentives to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of stockholder value.
2.   Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)   “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.
(b)   “Award” means any Option, award of Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, or other Stock-based award granted under the Plan.
(c)   “Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, a SAR Agreement, or an agreement governing the grant of any other Stock-based Award granted under the Plan.
(d)   “Board” means the Board of Directors of the Company.
(e)   “Cause” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of gross negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; or (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties. If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

(f)   “Change in Control” means:
(1)   a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission or similar non-U.S. regulatory agency or pursuant to a Non-Control Transaction) whereby any “person”(as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);
(2)   the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
(3)   the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders (whether for such transaction, the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to such Reorganization, (ii) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of such Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in clauses (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or
(4)   the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.
Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then be deemed to occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.
(g)   “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.
(h)   “Committee” means the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.
(i)   “Company” means Exela Technologies Inc., a Delaware corporation.
(j)   “Company Group” means the Company, together with each direct or indirect subsidiary of the Company.
(k)   “Corporate Event” has the meaning set forth in Section 10(b) hereof.
(l)   “Data” has the meaning set forth in Section 21(g) hereof.
(m)   “Detrimental Activity” has the meaning set forth in Section 11(a) hereof.
(n)   “Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.
(o)   “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Stock.
(p)   “Effective Date” means                 , 2024.
(q)   “Eligible Person” means (1) each employee and officer of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates; (3) each other natural Person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor (or a wholly owned alter ego entity of the natural Person providing such services of which such Person is an employee, stockholder or partner) and who is designated as eligible by the Committee, and (4) each natural Person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term “Affiliate” as used in this Section 2(q) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to be an Incentive Stock Option, the term “Affiliate” as used in this Section 2(q) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code. An employee on an approved leave of absence may be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.
(r)   “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(s)   “Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.
(t)   “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.
(u)   “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(v)   “Nonqualified Stock Option” means an Option not intended to be an Incentive Stock Option.
(w)   “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.
(x)   “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option Award.
(y)   “Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.
(z)   “Participant Agreement” means an employment agreement, other services agreement or any other agreement between a Participant and the Service Recipient that is effective as of the date of determination.
(aa)   “Person” means any individual, corporation, partnership, firm, joint venture, association, joint- stock company, trust, unincorporated organization, or other entity.
(bb)   “Plan” means this Exela Technologies Inc. 2018 Stock Incentive Plan, as amended from time to time.
(cc)   “Proceeding” has the meaning set forth in Section 21(m) hereof
(dd)   “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” as defined under, as applicable, the NASDAQ Listing Rules, the NYSE Listed Company Manual or other applicable stock exchange rules.
(ee)   “Qualifying Committee” has the meaning set forth in Section 3(b) hereof. (ff) “Rescission Period” has the meaning set forth in Section 11(b) hereof.
(gg)   “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.
(hh)   “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.
(ii)   “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date, with any such notional unit subject to performance-based vesting conditions referred to as a “Performance Unit”.
(jj)   “RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Restricted Stock Units.
(kk)   “SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Stock Appreciation Rights.

(ll)   “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.
(mm)   “Service Recipient” means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.
(nn)   “Stock” means the common stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 10 hereof.
(oo)   “Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 10(b) hereof, Stock Appreciation Rights shall be settled in Stock.
(pp)   “Substitute Award” has the meaning set forth in Section 4(a) hereof.
(qq)   “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.
3.   Administration.
(a)   Authority of the Committee.   Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its stockholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Award at any time and for any reason, including upon a Corporate Event, subject to Section 10(d), or in the event of a Participant’s Termination by the Service Recipient other than for Cause, or due to the Participant’s death, Disability or retirement (as such term may be defined in an applicable Award

Agreement or Participant Agreement, or, if no such definition exists, in accordance with the Company’s then-current employment policies and guidelines). For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.
(b)   Manner of Exercise of Committee Authority.   At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.
(c)   Delegation.   To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Any actions taken by an officer or employee delegated authority pursuant to this Section 3(c) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.
(d)   Sections 409A and 457A.   The Committee shall take into account compliance with Sections 409A and 457A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code).
4.   Shares Available Under the Plan; Other Limitations.
(a)   Number of Shares Available for Delivery.   Subject to adjustment as provided in Section 10 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be equal to 500,000 Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) and IM-5635-1, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.
(b)   Share Counting Rules.   The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem awards or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Other than with respect to a Substitute Award, to the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Award related, the undelivered shares of Stock will again be available for grant. Shares of Stock withheld in payment of the exercise price or taxes relating to an Award and shares of Stock equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares delivered to the Participant and shall not again be available for delivery under the Plan.
(c)   Shares Available Under Acquired Plans.   To the extent permitted by NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.
(d)   Minimum Vesting Period.   No Award may vest over a period that is less than one (1) year from the date of grant; provided, however, that the foregoing minimum vesting period shall not apply: (i) to Awards granted in payment of or exchange for an equivalent amount of salary, bonus or other earned cash compensation; (ii) to a Substitute Award that does not reduce the vesting period of the award being replaced or assumed; (iii) to Awards involving an aggregate number of shares of Stock not in excess of five percent (5%) of the aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof); (iv) to accelerated vesting in connection with certain qualifying terminations of employment in accordance with the terms of any Award Agreement or Participant Agreement; or (v) to annual Awards granted to non-employee directors that vest on the first regularly scheduled annual meeting of the Company’s stockholders following the applicable date of grant.
(e)   Limitation on Awards to Non-Employee Directors.   Notwithstanding anything herein to the contrary, the maximum value of any Awards granted to a non-employee director of the Company in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, shall not exceed $750,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous year).
5.   Options.
(a)   General.   Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the stockholders of the Company approve the Plan. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(q) hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Options.
(b)   Term.   The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted.
(c)   Exercise Price.   The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to Section 5(g) hereof in the case of any Incentive Stock Option. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

(d)   Payment for Stock.   Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods: (1) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.
(e)   Vesting.   Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled or otherwise terminates.
(f)   Termination of Employment or Service.   Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:
(1)   In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options outstanding shall cease, (B) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.
(2)   In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Options outstanding shall cease, (ii) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Options were vested at the time of such Termination.
(3)   In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

(g)   Special Provisions Applicable to Incentive Stock Options.
(1)   No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.
(2)   To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.
(3)   Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.
6.   Restricted Stock.
(a)   General.   Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.
(b)   Vesting and Restrictions on Transfer.   Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.
(c)   Termination of Employment or Service.   Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, i) all vesting with respect to such Participant’s Restricted Stock outstanding shall cease, and ii) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
7.   Restricted Stock Units.
(a)   General.   Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b)   Vesting.   Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment.
(c)   Settlement.   Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement. Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Restricted Stock Units prior to settlement.
(d)   Termination of Employment or Service.   Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease, (2) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.
8.   Stock Appreciation Rights.
(a)   General.   Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Stock Appreciation Rights.
(b)   Term.   The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.
(c)   Base Price.   The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.
(d)   Vesting.   Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.
(e)   Payment upon Exercise.   Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.
(f)   Termination of Employment or Service.   Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:
(1)   In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.
(2)   In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (ii) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii)   all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Stock Appreciation Rights were vested at the time of such Termination.
(3)   In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.
9.   Other Stock-Based Awards.
The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.
10.   Adjustment for Recapitalization, Merger, etc.
(a)   Capitalization Adjustments.   The aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof), the numerical share limits in Section 4 hereof, the number of shares of Stock covered by each outstanding Award, and the price per share of Stock underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.
(b)   Corporate Events.   Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may provide for any one or more of the following:
(1)   The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Awards that vest subject to the achievement of performance criteria, such performance criteria shall be adjusted appropriately to reflect the Corporate Event;
(2)   The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event; provided that any Awards that vest subject to the achievement of performance criteria will be deemed earned (i) based on actual performance through the date of the Corporate Event, or (ii) at the target level (or if no target is specified, the maximum level), in the event actual performance cannot be measured through the date of the Corporate Event, in each case, with respect to all unexpired performance periods or performance periods for which satisfaction of the performance criteria or other material terms for the applicable performance period has not been certified by the Committee prior to the date of the Corporate Event;
(3)   The cancellation of any or all Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration;
(4)   The cancellation of any or all Options, Stock Appreciation Rights and other Awards subject to exercise not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event; provided that all Options, Stock Appreciation Rights and other Awards to be so canceled pursuant to this paragraph (4) shall first become exercisable for a period of at least ten (10) days prior to such Corporate Event, with any exercise during such period of any unvested Options, Stock Appreciation Rights or other Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and
(5)   The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.
(c)   Fractional Shares.   Any adjustment provided under this Section 10 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares so eliminated.
(d)   Double-Trigger Vesting.   Notwithstanding any other provisions of the Plan, but other than as provided in an Award Agreement or Participant Agreement, with respect to any Award that is assumed or substituted in connection with a Change in Control, the vesting, payment, purchase or distribution of such Award may not be accelerated by reason of the Change in Control for any Participant unless the Participant experiences an involuntary Termination as a result of the Change in Control. For purposes of this Section 10(d), a Participant will be deemed to experience an involuntary Termination as a result of a Change in Control if the Participant experiences a Termination by the Service Recipient other than for Cause, or otherwise experiences a Termination under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law or, in the case of a non-employee director of the Company, if the non-employee director’s service on the Board terminates in connection with or as a result of a Change in Control, in each case, at any time beginning on the date of the Change in Control up to and including the second (2nd) anniversary of the Change in Control.
11.   Cancellation and Rescission of Awards.
(a)   Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity.” For purposes of this Section 11, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with any member of the Company Group, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company Group; (ii) the disclosure to anyone outside the Company Group, or the use in other than the business of the Company Group, without prior written authorization from the Service Recipient, of any confidential information or material, as defined in any restrictive covenant agreement or other such agreement with confidentiality provisions between the Service Recipient and the Participant, relating to the business of the Company Group, acquired by the Participant either during or after employment with the Service Recipient; (iii) the failure or refusal to disclose promptly and to assign to the Service Recipient, pursuant to any restrictive covenant agreement or other such inventions assignment agreement, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Service Recipient, relating in any manner to the actual or anticipated business, research or development work of the Company Group or the failure or refusal to do anything reasonably necessary to enable the Company Group to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in the Participant’s Termination for Cause; (v) a violation of any rules, policies, procedures or guidelines of the Service Recipient; (vi) any attempt directly or indirectly to induce any employee of the Company Group to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company Group; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Service Recipient; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company Group.
(b)   Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of clauses (a)(i)-(viii) of this Section 11 prior to, or during the Rescission Period, then any exercise, payment or delivery may be rescinded within two years after such exercise, payment or delivery. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Service Recipient. As used herein, “Rescission Period” shall mean that period of time established by the Committee which shall not be less than 6 months after any exercise, payment or delivery pursuant to an Award.
12.   Use of Proceeds.
The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.
13.   Rights and Privileges as a Stockholder.
Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.
14.   Transferability of Awards.
Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.
15.   Employment or Service Rights.
No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.
16.   Compliance with Laws.
The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the U.S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non-U.S. regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

17.
Withholding Obligations.

As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable. Depending on the withholding method, the Company may withhold by considering the applicable minimum statutorily required withholding rates or other applicable withholding rates in the applicable Participant’s jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto).
18.
Amendment of the Plan or Awards.

(a)   Amendment of Plan.   The Board or the Committee may amend the Plan at any time and from time to time.
(b)   Amendment of Awards.   The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.
(c)   Stockholder Approval; No Material Impairment.   Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 10 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.
(d)   No Repricing of Awards Without Stockholder Approval.   Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 10(a) hereof), (2) any other action that is treated as a repricing under Generally Accepted Accounting Principles, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 10(b) hereof.
19.
Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on day before the tenth (10th) anniversary of the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.
20.
Effective Date of the Plan.

The Plan is effective as of the Effective Date, subject to stockholder approval.

21.
Miscellaneous.

(a)   Treatment of Dividends and Dividend Equivalents on Unvested Awards.   Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.
(b)   Certificates.   Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.
(c)   Other Benefits.   No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
(d)   Corporate Action Constituting Grant of Awards.   Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.
(e)   Clawback/Recoupment Policy.   Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.
(f)   Non-Exempt Employees.   If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (1) if such employee dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non- exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from such employee’s regular rate of pay, the provisions of this Section 21(f) will apply to all Awards.
(g)   Data Privacy.   As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 21(g) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
(h)   Participants Outside of the United States.   The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non-U.S. tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 21(h) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non-U.S. nationals or are primarily employed or providing services outside the United States.
(i)   Change in Time Commitment.   In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(j)   No Liability of Committee Members.   Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(k)   Payments Following Accidents or Illness.   If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(l)   Governing Law.   The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws thereof.
(m)   Jurisdiction; Waiver of Jury Trial.   Any suit, action or proceeding with respect to the Plan or any Award Agreement or Participant Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally: (i) submit in any proceeding relating to the Plan or any Award Agreement or Participant Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court; m(ii) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same; (iii) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement or Participant Agreement; (iv) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (v) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.
(n)   Electronic Delivery.   Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.

(o)   Statute of Limitations.   A Participant or any other person filing a claim for benefits under the Plan must file the claim within one (1) year of the date the Participant or other person knew or should have known of the facts giving rise to the claim. This one-year statute of limitations will apply in any forum where a Participant or any other person may file a claim and, unless the Company waives the time limits set forth above in its sole discretion, any claim not brought within the time periods specified shall be waived and forever barred.
(p)   Funding.   No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.
(q)   Reliance on Reports.   Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.
(r)   Titles and Headings.   The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
*   *   *

ANNEX B
FORM OF CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF DESIGNATIONS,
PREFERENCES, RIGHTS AND LIMITATIONS
OF
SERIES B CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK
OF
EXELA TECHNOLOGIES, INC.
(pursuant to Section 242 of the General Corporation Law of the State of Delaware)
Exela Technologies, Inc. (the “Company”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:
FIRST, that the original Certificate of Designations of Series B Cumulative Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”) of the Company (the “Certificate of Designations”) was originally filed with the Secretary of State of the State of Delaware on March 10, 2022.
SECOND, that at a meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Designations, declaring said amendment to be advisable and calling a meeting of the stockholders of the Company for consideration thereof. The resolutions setting forth the proposed amendments is as follows:
RESOLVED, that the Certificate of Designations be amended in the following manner:
A. Subsections (t) and (v) of Section 1 shall be amended and restated in their entirety to read as follows
“(t)” Dividend Payment Date” shall mean a Quarterly Dividend Payment Date or any date designated by the Board of Directors for the payment of Dividends.
(v) “Dividend Record Date” shall mean, with respect to any Quarterly Dividend Payment Date, the March 15, June 15, September 15 and December 15, as the case may be, immediately preceding such Dividend Payment Date, and, with respect to any other Dividend Payment Date, such date as may be designated by the Board of Directors in accordance with the Company’s Bylaws and this Certificate of Designations.”
B. A new subsection (ww) shall be added to Section 1 as follows:
“(ww) “Quarterly Dividend Payment Date” shall mean March 31, June 30, September 30 and December 31 of each year, commencing on the first such date after the date of the first issuance of the Series B Preferred Stock.”
C. Section 3(a) shall be amended and restated in its entirety to read as follows:
“(a) Holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if authorized by the Board and declared out of funds legally available for the payment of dividends, cumulative dividends at the rate of 6.00% per annum of the $25.00 liquidation preference per share of the Series B Preferred Stock (“Dividends”). For the avoidance of doubt, unless prohibited by applicable law, notwithstanding anything contained herein to the contrary, dividends on the Series B Preferred Stock shall accrue for all fiscal periods during which the Series B Preferred Stock is outstanding, regardless of whether the Company has earnings in any such period, whether there are funds legally available for the payment of such Dividends and whether or not such Dividends are authorized or declared. Dividends on the Series B Preferred Stock shall be payable in arrears on any date fixed by the Board of Directors, whether or not a Quarterly Dividend Payment Date, to the holders of record of Series B Preferred Stock as they appear on the Company’s stock register at the close of business on the relevant Dividend Record Date; provided, however, that, subject to

Section 4(c) below, nothing contained herein shall prohibit the Company from paying less than all of the accumulated dividends on any Dividend Payment Date. Dividends on the Series B Preferred Stock payable for any period less than a full quarterly Dividend period (based upon the number of days elapsed during the period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.”
D. Section 4 shall be amended and restated in its entirety to read as follows:
“(a) Dividends pursuant to Section 3(a) above are payable, at the Company’s option (i) in cash, (ii) in duly authorized, validly issued, fully paid and non-assessable Common Stock, or (iii) a combination thereof (the dollar amount to be paid in shares of Common Stock, the “Dividend Share Amount”). The number of shares of Common Stock to be issued with respect to any Dividend shall be equal to the Dividend Share Amount divided by the Weighted Average Price of the Common Stock as of the second Trading Day preceding the applicable Dividend Payment Date.
(b) No later than the close of business on each Dividend Payment Date, the Company shall make the applicable payment to the Holders (i) at the Company’s election, by check or by wire transfer of immediately available funds to the accounts designated by the Holders, for any portion of such Dividend to be paid in cash, or (ii) by delivery of Common Stock for any portion of such Dividend to be paid in Common Stock, with the number of shares of Common Stock to which such holder is entitled.
(c) If the Company elects to pay less than all of the accumulated Dividends as of the applicable Dividend Payment Date, an equal amount of the Dividends declared shall be paid with respect to each share of Series B Preferred Stock and the form of payment (that is, cash, Common Stock or a combination thereof) shall be identical with respect to each share of Series B Preferred Stock. The number of shares of Common Stock issuable in payment of any such Dividends to be paid in Common Stock shall be calculated as set forth in Subsection 4(a) above, and the shares shall be delivered as set forth in Subsection 4(e) below.
(d) No fractional shares of Common Stock shall be issued in payment of Dividends on the Series B Preferred Stock pursuant to this Section 4. The number of shares of Common Stock issuable in payment of any such Dividends to be paid in Common Stock shall be rounded up or down to the nearest whole number based on the total number of shares of Series B Preferred Stock held.
(e) If any Dividend on Series B Preferred Stock is paid in shares of Common Stock, the Company shall (A) issue and deliver to such holder a certificate, registered in the name of such holder, for the number of shares of Common Stock to which such holder shall be entitled or (B) if and when the applicable shares of Common Stock may be held in a balance account with The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System and after such holder has notified the Company that this clause (B) shall apply, credit the number of shares of Common Stock to which such holder shall be entitled to such holder’s balance account with The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System.”
THIRD, that the foregoing amendments were duly adopted by the Board of Directors of the Company in accordance with the provisions of Section 242 of the DGCL.
FOURTH, that the holders of a majority of the issued and outstanding voting stock, and the Series B Preferred Stock, of the Company have voted in favor of said amendment at a duly convened meeting of the stockholders of the Company.
FIFTH, that this Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Company has executed this Certificate of Amendment as of the date set forth below.
EXELA TECHNOLOGIES, INC.
By:

Name:
Title:
Dated:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV48466-P10922For Against AbstainFor Against AbstainEXELA TECHNOLOGIES, INC.EXELA TECHNOLOGIES, INC.2701 E. GRAUWYLER ROADIRVING, TEXAS 75061Class A NomineesNominees:Class C NomineesPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.1d. Par S. Chadha1a. Sharon Chadha5. To approve an amendment to the Company’s Certificate ofDesignations of the Company’s Series B Cumulative ConvertiblePerpetual Preferred Stock to allow the Company, in its solediscretion, to have the ability to (a) pay dividends in shares ofCommon Stock, (b) pay less than all of the accrued dividends, and(c) pay dividends on any date designated by the Company's boardof directors for the payment of dividends.1e. Martin P. Akins1b. J. Coley Clark1c. Ronald C. Cogburn2. To approve, on a non-binding, advisory basis, compensation ofthe Company’s named executive officers as described in the ProxyStatement.3. To approve, on a non-binding, advisory basis, thefrequency of future non-binding, advisory votes oncompensation paid to the Company's named executiveofficers.4. To approve the Exela Technologies, Inc. 2024 Stock Incentive Plan.7. To approve one or more adjournments of the Annual Meeting, ifnecessary or appropriate, if a quorum is present, to permit furthersolicitation of proxies if there are not sufficient votes at the timeof the meeting to approve Proposal No. 5.6. To ratify the appointment of EisnerAmper LLP as the Company’sindependent registered public accounting firm for the year endingDecember 31, 2024.NOTE: To transact such other business as may properly come before themeeting or any adjournment thereof.1. To elect to the Board of Directors the nominees named in the ProxyStatement who have been nominated by the Board of Directorsto serve as Class A and Class C directors and whose current termswill expire at the Combined 2023 and 2024 Annual Meeting.The Board of Directors recommends you vote FORthe following:The Board of Directors recommends you vote FOR proposals 2, 4,5, 6 and 7 and 1 YEAR on proposal 3.1 Year 2 Years 3 Years AbstainFor Against Abstain! ! !! ! !! ! ! ! ! !! ! !! ! !! ! ! !! ! !! ! !! ! !! ! !VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 P.M. Eastern Time on June 12, 2024. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/XELA2024You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M.Eastern Time on June 12, 2024. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Combined 2023 and 2024Annual Meeting:The Proxy Statement and Annual Reports on Form 10-K for the years ended December 31, 2022 andDecember 31, 2023 are available at www.proxyvote.com.Continued and to be signed on reverse sideEXELA TECHNOLOGIES, INC.Annual Meeting of StockholdersJune 13, 2024 10:00 AM, CTThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Zach Maul or Vincent Kondaveeti, or either of them, as proxies, each with the power to appointhis/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot and uponsuch other business as may properly come before the meeting, all of the shares of Common Stock of Exela Technologies, Inc.that the stockholder(s) is/are entitled to vote at the Combined 2023 and 2024 Annual Meeting of Stockholders to be held at10:00 AM, CT, on June 13, 2024, virtually via the Internet by visiting www.virtualshareholdermeeting.com/XELA2024, and anyadjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, thisproxy will be voted in accordance with the Board of Directors' recommendations.